Exhibit 99.1

Forest City Enterprises, Inc.

Supplemental Package

Three and Nine Months Ended October 31, 2011 and 2010

Forest City Enterprises, Inc. and Subsidiaries

Three and Nine Months Ended October 31, 2011 and 2010

Supplemental Package

NYSE: FCEA, FCEB

Index

Corporate Overview	2-3

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	4-7
Consolidated Earnings Information	8-11

Supplemental Operating Information
Occupancy Data	12
Comparable Net Operating Income (NOI)	13
Comparable NOI Detail	14-15
NOI By Product Type	16
NOI By Core Market	17
Reconciliation of NOI to Net Earnings	18-19
Results of Operations Discussion	20-23
EBDT Bridge	24-25
Reconciliation of Net Earnings to EBDT	26-27
Schedules of Lease Expirations	28-29
Schedules of Significant Tenants	30-31
Development Pipeline	32-38

Supplemental Financial Information
Projects under Construction and Development Debt and Non-Recourse Debt	39
Scheduled Maturities Table	40-41
Investments in Unconsolidated Entities	42-45
Summary of EBDT	46-57

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2011 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Corporate Overview

We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.

We have approximately $10.5 billion of assets in 28 states and the District of Columbia at October 31, 2011. Our core markets include Boston, the state of California, Chicago, Denver, New York City/Philadelphia metropolitan area and the Greater Washington, D.C./Baltimore metropolitan area. Our core markets account for approximately 76 percent of the cost of our real estate portfolio at October 31, 2011. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three and nine months ended October 31, 2011. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Consolidation Methods

We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2011.

EBDT

We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations, a measure of performance used by publicly traded Real Estate Investment Trusts, but may not be directly comparable to similarly titled measures reported by other companies.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Supplemental Operating Information

The operating information contained in this document includes: occupancy data, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, EBDT bridge, reconciliation of net earnings to EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three and nine months ended October 31, 2011 and 2010.

We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.

Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT, is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP and a reconciliation of NOI to net earnings for each strategic business unit as well as a reconciliation from NOI to comparable NOI are included in this document.

Corporate Headquarters

Forest City Enterprises, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, Ohio 44113

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2011 can be found on our website under SEC Filings or may be obtained without charge upon written request to:

Jeffrey B. Linton

Senior Vice President, Corporate Communication

jefflinton@forestcity.net

Website

www.forestcity.net

The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.

Investor Relations

Robert G. O’Brien

Executive Vice President and Chief Financial Officer

Transfer Agent and Registrar

Wells Fargo

Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-9440

(800) 468-9716

www.shareowneronline.com

Stock Exchange Listing

NYSE: FCEA and FCEB

Dividend Reinvestment and Stock Purchase Plan

We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

As discussed earlier, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.

Consolidated Balance Sheet Information – October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties
Residential	$1,522,865	$26,104	$1,183,698	$2,680,459
Commercial
Retail centers	2,579,243	73,127	1,195,384	3,701,500
Office and other buildings	3,014,698	94,059	380,619	3,301,258
Corporate and other equipment	10,136	–	–	10,136
Total completed rental properties	7,126,942	193,290	2,759,701	9,693,353

Projects under construction
Residential	91,168	960	131,121	221,329
Commercial
Retail centers	604,151	762	7,672	611,061
Office and other buildings	491,019	301,600	3,985	193,404
Total projects under construction	1,186,338	303,322	142,778	1,025,794
Projects under development
Residential	754,449	164,710	6,079	595,818
Commercial
Retail centers	38,819	99	10,480	49,200
Office and other buildings	258,150	25,692	6,804	239,262
Total projects under development	1,051,418	190,501	23,363	884,280
Total projects under construction and development	2,237,756	493,823	166,141	1,910,074
Land held for development or sale	268,685	22,414	92,957	339,228
Total Real Estate	9,633,383	709,527	3,018,799	11,942,655
Less accumulated depreciation	(1,519,794)	(45,637)	(544,304)	(2,018,461)
Real Estate, net	8,113,589	663,890	2,474,495	9,924,194

Cash and equivalents	229,656	10,842	62,581	281,395
Restricted cash and escrowed funds	457,441	74,920	119,943	502,464
Notes and accounts receivable, net	388,913	15,875	36,418	409,456
Investments in and advances to unconsolidated entities	663,474	(161,807)	(577,221)	248,060
Lease and mortgage procurement costs, net	278,464	9,095	58,831	328,200
Prepaid expenses and other deferred costs, net	221,325	35,521	22,176	207,980
Intangible assets, net	110,521	4	10,317	120,834

Total Assets	$10,463,383	$648,340	$2,207,540	$12,022,583

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)

Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$944,963	$18,757	$924,251	$1,850,457
Commercial
Retail centers	1,726,446	67,583	961,206	2,620,069
Office and other buildings	2,106,872	75,092	304,750	2,336,530
Total completed rental properties	4,778,281	161,432	2,190,207	6,807,056

Projects under construction
Residential	54,613	–	80,543	135,156
Commercial
Retail centers	328,902	–	–	328,902
Office and other buildings	108,902	63,823	–	45,079
Total projects under construction	492,417	63,823	80,543	509,137
Projects under development
Residential	187,512	44,156	–	143,356
Commercial
Retail centers	–	–	–	–
Office and other buildings	–	–	2,887	2,887
Total projects under development	187,512	44,156	2,887	146,243
Total projects under construction and development	679,929	107,979	83,430	655,380
Land held for development or sale	35,162	3,322	25,416	57,256
Total Mortgage debt and notes payable, nonrecourse	5,493,372	272,733	2,299,053	7,519,692
Bank revolving credit facility	–	–	–	–
Senior and subordinated debt	1,038,447	–	–	1,038,447

Construction payables	171,551	56,752	16,221	131,020
Operating accounts payable and accrued expenses	629,879	26,809	160,206	763,276
Accrued derivative liability	165,988	–	16,088	182,076
Deferred profit on NY retail joint venture transaction	115,388	–	–	115,388
Total Accounts payable, accrued expenses and other liabilities	1,082,806	83,561	192,515	1,191,760

Cash distributions and losses in excess of investments in unconsolidated entities	285,171	(33,536)	(284,028)	34,679
Deferred income taxes	485,663	–	–	485,663
Total Liabilities	8,385,459	322,758	2,207,540	10,270,241

Redeemable Noncontrolling Interest	228,785	228,785	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,681,044	–	–	1,681,044
Accumulated other comprehensive loss	(114,723)	–	–	(114,723)
Total Shareholders’ Equity	1,566,321	–	–	1,566,321

Noncontrolling interest	282,818	96,797	–	186,021

Total Equity	1,849,139	96,797	–	1,752,342

Total Liabilities and Equity	$10,463,383	$648,340	$2,207,540	$12,022,583

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,664,490	$26,028	$826,356	$2,464,818
Commercial
Retail centers	3,226,717	113,193	718,593	3,832,117
Office and other buildings	3,314,371	253,604	378,863	3,439,630
Corporate and other equipment	9,847	–	1	9,848
Total completed rental properties	8,215,425	392,825	1,923,813	9,746,413

Projects under construction
Residential	771,245	213,988	3,642	560,899
Commercial
Retail centers	703,397	532	50,220	753,085
Office and other buildings	297,069	199,241	1,981	99,809
Total projects under construction	1,771,711	413,761	55,843	1,413,793
Projects under development
Residential	687,125	222,514	6,063	470,674
Commercial
Retail centers	17,837	99	10,890	28,628
Office and other buildings	229,562	58,830	6,807	177,539
Total projects under development	934,524	281,443	23,760	676,841
Total projects under construction and development	2,706,235	695,204	79,603	2,090,634
Land held for development or sale	244,879	18,683	115,607	341,803
Total Real Estate	11,166,539	1,106,712	2,119,023	12,178,850
Less accumulated depreciation	(1,614,399)	(63,987)	(424,331)	(1,974,743)
Real Estate, net	9,552,140	1,042,725	1,694,692	10,204,107

Cash and equivalents	193,372	13,979	48,583	227,976
Restricted cash and escrowed funds	720,180	240,709	78,890	558,361
Notes and accounts receivable, net	403,101	20,329	86,729	469,501
Investments in and advances to unconsolidated entities	431,509	(278,671)	(323,995)	386,185
Lease and mortgage procurement costs, net	356,804	30,171	33,025	359,658
Prepaid expenses and other deferred costs, net	266,689	44,536	10,443	232,596
Intangible assets, net	135,906	5	1,289	137,190

Total Assets	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,110,095	$18,998	$709,846	$1,800,943
Commercial
Retail centers	2,322,539	120,042	655,162	2,857,659
Office and other buildings	2,346,189	219,327	295,641	2,422,503

Total completed rental properties	5,778,823	358,367	1,660,649	7,081,105

Projects under construction
Residential	717,700	203,681	–	514,019
Commercial
Retail centers	379,363	–	–	379,363
Office and other buildings	82,157	60,108	–	22,049

Total projects under construction	1,179,220	263,789	–	915,431
Projects under development
Residential	155,890	61,760	–	94,130
Commercial
Retail centers	–	–	–	–
Office and other buildings	42,200	16,880	2,887	28,207

Total projects under development	198,090	78,640	2,887	122,337

Total projects under construction and development	1,377,310	342,429	2,887	1,037,768
Land held for development or sale	51,085	3,500	49,831	97,416

Total Mortgage debt and notes payable, nonrecourse	7,207,218	704,296	1,713,367	8,216,289
Bank revolving credit facility	137,152	–	–	137,152
Senior and subordinated debt	773,683	–	–	773,683

Construction payables	179,601	44,490	4,670	139,781
Operating accounts payable and accrued expenses	737,854	28,443	105,075	814,486
Accrued derivative liability	156,587	3,327	15,163	168,423

Total Accounts payable, accrued expenses and other liabilities	1,074,042	76,260	124,908	1,122,690
Cash distributions and losses in excess of investments in unconsolidated entities	290,492	(38,493)	(208,619)	120,366

Deferred income taxes	489,974	–	–	489,974

Total Liabilities	9,972,561	742,063	1,629,656	10,860,154

Redeemable Noncontrolling Interest	226,829	226,829	–	–

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,623,828	–	–	1,623,828
Accumulated other comprehensive loss	(94,429)	–	–	(94,429)

Total Shareholders’ Equity	1,529,399	–	–	1,529,399

Noncontrolling interest	330,912	144,891	–	186,021

Total Equity	1,860,311	144,891	–	1,715,420

Total Liabilities and Equity	$12,059,701	$1,113,783	$1,629,656	$12,575,574

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$261,198	$13,565	$101,851	$349,484

Expenses
Operating expenses	169,155	9,853	46,626	205,928
Depreciation and amortization	55,415	1,123	18,024	72,316
Impairment of real estate	10,707	–	41,289	51,996

	235,277	10,976	105,939	330,240

Interest expense	(67,235)	(1,746)	(26,211)	(91,700)
Amortization of mortgage procurement costs	(3,414)	(167)	(805)	(4,052)
Gain on early extinguishment of debt	15,101	1,511	1,875	15,465

Interest and other income	11,294	518	262	11,038
Net gain on disposition of partial interests in rental properties	5,849	–	–	5,849

Earnings (loss) before income taxes	(12,484)	2,705	(28,967)	(44,156)

Income tax benefit
Current	(13,890)	–	–	(13,890)
Deferred	(3,328)	–	–	(3,328)

	(17,218)	–	–	(17,218)

Equity in earnings (loss) of unconsolidated entities, including impairment	(40,016)	38	28,967	(11,087)

Net earnings (loss)	(35,282)	2,743	–	(38,025)

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(2,743)	(2,743)	–	–

Net loss attributable to Forest City Enterprises, Inc.	$(38,025)	$–	$–	$(38,025)

Preferred dividends	(3,850)	–	–	(3,850)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(41,875)	$–	$–	$(41,875)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Nine Months Ended October 31, 2011 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$822,827	$38,433	$279,208	$6,593	$1,070,195

Expenses
Operating expenses	491,834	25,194	129,347	2,944	598,931
Depreciation and amortization	166,660	3,952	47,724	1,030	211,462
Impairment of real estate	15,777	–	41,289	–	57,066

	674,271	29,146	218,360	3,974	867,459

Interest expense	(198,214)	(9,166)	(74,501)	(712)	(264,261)
Amortization of mortgage procurement costs	(9,036)	(427)	(2,157)	(333)	(11,099)
Gain (loss) on early extinguishment of debt	9,334	1,507	(480)	–	7,347

Interest and other income	42,116	912	647	–	41,851
Net gain on disposition of full or partial interests in rental properties	15,410	–	12,567	39,937	67,914

Earnings (loss) before income taxes	8,166	2,113	(3,076)	41,511	44,488

Income tax expense (benefit)
Current	1,244	–	–	2,941	4,185
Deferred	(6,720)	–	–	14,558	7,838

	(5,476)	–	–	17,499	12,023

Equity in earnings (loss) of unconsolidated entities, including impairment	(17,637)	228	3,076	–	(14,789)

Earnings (loss) from continuing operations	(3,995)	2,341	–	24,012	17,676

Discontinued operations, net of tax:
Operating earnings from rental properties	2,961	1,997	–	(964)	–
Gain on disposition of rental properties	104,806	81,758	–	(23,048)	–

	107,767	83,755	–	(24,012)	–

Net earnings	103,772	86,096	–	–	17,676

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(2,341)	(2,341)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,755)	(83,755)	–	–	–

	(86,096)	(86,096)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$17,676	$–	$–	$–	$17,676

Preferred dividends	(11,550)	–	–	–	(11,550)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$6,126	$–	$–	$–	$6,126

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended October 31, 2010 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$287,046	$13,279	$83,098	$12,055	$368,920

Expenses
Operating expenses	162,082	7,763	36,568	6,141	197,028
Depreciation and amortization	60,367	1,528	13,322	1,943	74,104
Impairment of real estate	5,703	1,526	21,564	34,193	59,934

	228,152	10,817	71,454	42,277	331,066

Interest expense	(75,840)	(4,526)	(19,838)	(2,151)	(93,303)
Amortization of mortgage procurement costs	(3,322)	(126)	(549)	(284)	(4,029)
Gain (loss) on early extinguishment of debt	2,460	247	(25)	–	2,188

Interest and other income	11,919	992	525	1	11,453
Net gain (loss) on disposition of full or partial interests in rental properties	(2,257)	–	8,658	(1,428)	4,973

Earnings (loss) before income taxes	(8,146)	(951)	415	(34,084)	(40,864)

Income tax expense (benefit)
Current	(7,459)	–	–	(376)	(7,835)
Deferred	26,960	–	–	(12,959)	14,001

	19,501	–	–	(13,335)	6,166

Equity in earnings (loss) of unconsolidated entities, including impairment	668	14	(415)	–	239

Loss from continuing operations	(26,979)	(937)	–	(20,749)	(46,791)

Discontinued operations, net of tax:
Operating earnings from rental properties	2,087	1,147	–	(940)	–
Impairment of real estate	(20,931)	–	–	20,931	–
Loss on disposition of rental properties	(758)	–	–	758	–

	(19,602)	1,147	–	20,749	–

Net earnings (loss)	(46,581)	210	–	–	(46,791)

Noncontrolling Interests
Loss from continuing operations attributable to noncontrolling interests	937	937	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(1,147)	(1,147)	–	–	–

	(210)	(210)	–	–	–

Net loss attributable to Forest City Enterprises, Inc.	$(46,791)	$–	$–	$–	$(46,791)

Preferred dividends	(3,850)	–	–	–	(3,850)

Net loss attributable to Forest City Enterprises, Inc. common shareholders	$(50,641)	$–	$–	$–	$(50,641)

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information –   Nine Months Ended October 31, 2010 (Unaudited)

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)

	(in thousands)

Revenues from real estate operations	$850,049	$39,947	$236,733	$36,035	$1,082,870

Expenses
Operating expenses	486,726	23,404	130,011	19,294	612,627
Depreciation and amortization	177,733	4,809	37,835	6,719	217,478
Impairment of real estate	6,803	1,526	36,745	79,603	121,625

	671,262	29,739	204,591	105,616	951,730

Interest expense	(241,817)	(13,727)	(58,956)	(6,196)	(293,242)
Amortization of mortgage procurement costs	(8,655)	(327)	(1,700)	(765)	(10,793)
Gain (loss) on early extinguishment of debt	10,653	247	(25)	–	10,381

Interest and other income	34,964	2,024	15,285	7	48,232

Net gain on disposition of full or partial interests in rental properties	202,878	–	7,828	565	211,271
Net gain on disposition of partial interests in other investment	55,112	23,675	–	–	31,437

Earnings (loss) before income taxes	231,922	22,100	(5,426)	(75,970)	128,426

Income tax expense (benefit)
Current	4,111	–	–	(272)	3,839
Deferred	87,586	–	–	(29,186)	58,400

	91,697	–	–	(29,458)	62,239

Equity in earnings (loss) of unconsolidated entities, including impairment	(17,452)	(6,332)	5,426	–	(5,694)

Earnings (loss) from continuing operations	122,773	15,768	–	(46,512)	60,493

Discontinued operations, net of tax:
Operating earnings from rental properties	3,814	1,936	–	(1,878)	–
Impairment of real estate	(48,731)	–	–	48,731	–
Gain on disposition of rental properties	4,552	4,211	–	(341)	–

	(40,365)	6,147	–	46,512	–

Net earnings	82,408	21,915	–	–	60,493

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(15,768)	(15,768)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(6,147)	(6,147)	–	–	–

	(21,915)	(21,915)	–	–	–

Net earnings attributable to Forest City Enterprises, Inc.	$60,493	$–	$–	$–	$60,493

Preferred dividends	(7,957)	–	–	–	(7,957)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$52,536	$–	$–	$–	$52,536

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Occupancy Data – October 31, 2011 and 2010

Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold.

We analyze our occupancy percentages by each of our major product lines as follows:

	Occupancy As of October 31, 2011	Average Occupancy Year-to-Date October 31, 2011	Occupancy As of October 31, 2010	Average Occupancy Year-to-Date October 31, 2010
Retail
Comparable	91.2%	91.2%	90.6%	90.4%
Total	88.6%	89.8%	90.4%	89.6%
Office
Comparable	90.5%	89.8%	91.2%	90.9%
Total	88.3%	88.0%	90.3%	90.0%
Residential (1) (2)
Comparable	94.0%	94.7%	93.7%	93.6%
Total	92.7%	92.2%	92.2%	89.3%
Hotels
Comparable and Total		69.6%		69.9%
Comparable and Total ADR		$148.15		$138.92

The table below provides occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

Occupancy Recap of Quarterly Supplemental Packages
	Occupancy As of					Average Occupancy Year-to-Date
	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010
Retail
Comparable	91.2%	90.3%	91.2%	91.2%	90.6%	91.2%	90.5%	91.2%	90.7%	90.4%
Total	88.6%	90.4%	91.1%	91.2%	90.4%	89.8%	90.8%	91.1%	90.0%	89.6%
Office
Comparable	90.5%	90.3%	90.7%	88.4%	90.5%	89.8%	89.8%	90.0%	89.2%	90.3%
Total	88.3%	88.8%	89.6%	87.8%	90.3%	88.0%	88.3%	88.7%	88.7%	90.0%
Residential (1) (2)
Comparable	94.0%	93.6%	93.7%	93.7%	93.7%	94.7%	94.8%	94.8%	93.8%	93.8%
Total	92.7%	93.0%	92.6%	92.7%	92.2%	92.2%	91.7%	91.5%	89.6%	89.3%
Hotels
Comparable and Total						69.6%	65.5%	56.9%	69.0%	69.9%
Comparable and Total ADR						$148.15	$148.27	$145.29	$140.03	$138.92
(1)	Excludes military and subsidized senior housing units.
(2)

Prior periods have been recasted to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

We use NOI, along with EBDT, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three and nine months ended October 31, 2011 and 2010. The schedules below present Pro-Rata Comparable NOI for the three and nine months ended October 31, 2011.

Comparable Net Operating Income (NOI) (% change over same period prior year)

	Three Months Ended October 31, 2011	Nine Months Ended October 31, 2011

Retail	(1.5%)	1.1%

Office	(7.6%)	(3.1%)

Residential (1)	12.0%	6.7%

Hotel	(6.7%)	(8.7%)

Total	(1.5%)	0.3%

The tables below provide the percentage change of Comparable Net Operating Income (NOI) as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends						Annual Historical Trends
	Three Months Ended						Year Ended
	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010		January 31, 2011	January 31, 2010	January 31, 2009
Retail	(1.5%)	1.6%	2.6%	3.4%	4.1%	Retail	2.2%	(3.9%)	0.3%
Office	(7.6%)	3.1%	(2.5%)	0.2%	2.2%	Office	2.1%	5.4%	1.2%
Residential (1)	12.0%	3.1%	4.8%	2.0%	7.0%	Residential (1)	4.3%	(3.9%)	1.4%
Hotel	(6.7%)	1.6%	(54.2%)	(13.4%)	(20.3%)	Hotel	(3.9%)	(9.9%)	(4.9%)
Total	(1.5%)	2.5%	0.5%	1.6%	3.0%	Total	2.4%	(0.9%)	0.7%

(1)

Prior periods have been recasted to exclude subsidized senior housing. The Company believes this change will improve disclosure by allowing investors to see results for the conventional apartment portfolio separated from those of the limited-dividend senior-housing properties.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

					Net Operating Income (dollars in thousands)

	Three Months Ended October 31, 2011					Three Months Ended October 31, 2010					% Change

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)

Commercial Group
Retail
Comparable	$48,713	$2,218	$11,246	$–	$57,741	$54,056	$1,796	$6,355	$–	$58,615	(9.9%)	(1.5%)

Total	48,304	2,081	11,615	–	57,838	67,294	2,749	5,443	2,603	72,591
Office Buildings
Comparable	52,717	1,760	4,869	–	55,826	58,254	2,835	4,998	–	60,417	(9.5%)	(7.6%)

Total	58,677	1,230	3,206	–	60,653	62,481	2,856	3,335	1,969	64,929
Hotels
Comparable	2,917	–	364	–	3,281	3,144	–	372	–	3,516	(7.2%)	(6.7%)

Total	2,765	–	364	–	3,129	3,144	–	372	846	4,362
Earnings from Commercial
Land Sales	128	–	–	–	128	1,470	–	–	–	1,470
Other (1)	(7,212)	(309)	1,973	–	(4,930)	(2,088)	2	1,968	–	(122)

Total Commercial Group
Comparable	104,347	3,978	16,479	–	116,848	115,454	4,631	11,725	–	122,548	(9.6%)	(4.7%)

Total	102,662	3,002	17,158	–	116,818	132,301	5,607	11,118	5,418	143,230
Residential Group
Apartments
Comparable	26,924	457	5,497	–	31,964	23,481	182	5,253	–	28,552	14.7%	12.0%

Total	28,718	600	7,145	–	35,263	25,374	418	6,254	–	31,210
Subsidized Senior Housing	2,770	101	1,667	–	4,336	4,376	253	1,794	–	5,917
Military Housing	8,247	97	379	–	8,529	6,821	(37)	376	–	7,234
Land Sales	46	–	–	–	46	–	–	–	–	–
Other (1)	(3,162)	148	(183)	–	(3,493)	1,645	139	(30)	–	1,476

Total Residential Group
Comparable	26,924	457	5,497	–	31,964	23,481	182	5,253	–	28,552	14.7%	12.0%

Total	36,619	946	9,008	–	44,681	38,216	773	8,394	–	45,837
Total Rental Properties
Comparable	131,271	4,435	21,976	–	148,812	138,935	4,813	16,978	–	151,100	(5.5%)	(1.5%)

Total	139,281	3,948	26,166	–	161,499	170,517	6,380	19,512	5,418	189,067
Land Development Group	4,163	320	(1,830)	–	2,013	663	142	351	–	872
The Nets	(11,283)	–	–	–	(11,283)	(415)	–	–	–	(415)
Corporate Activities	(12,417)	–	–	–	(12,417)	(9,206)	–	–	–	(9,206)

Grand Total	$119,744	$4,268	$24,336	$–	$139,812	$161,559	$6,522	$19,863	$5,418	$180,318

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

					Net Operating Income (dollars in thousands)
	Nine Months Ended October 31, 2011					Nine Months Ended October 31, 2010					% Change
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Pro-Rata Consolidation (Non-GAAP)
Commercial Group
Retail
Comparable	$148,433	$6,543	$25,184	$–	$167,074	$154,622	$5,503	$16,203	$–	$165,322	(4.0%)	1.1%
Total	156,375	7,474	30,965	–	179,866	190,522	8,461	16,702	7,762	206,525
Office Buildings
Comparable	160,385	4,996	14,531	–	169,920	169,473	8,047	13,908	–	175,334	(5.4%)	(3.1%)
Total	180,976	4,900	9,572	3,032	188,680	183,967	8,448	9,653	4,504	189,676
Hotels
Comparable	6,369	–	1,137	–	7,506	7,116	–	1,109	–	8,225	(10.5%)	(8.7%)
Total	8,715	–	1,137	46	9,898	7,116	–	1,109	2,414	10,639
Earnings from Commercial Land Sales (1)	43,485	(782)	–	–	44,267	4,371	14	–	–	4,357
Other (2)	(12,505)	(893)	5,874	–	(5,738)	(6,443)	(729)	5,163	–	(551)
Total Commercial Group
Comparable	315,187	11,539	40,852	–	344,500	331,211	13,550	31,220	–	348,881	(4.8%)	(1.3%)
Total	377,046	10,699	47,548	3,078	416,973	379,533	16,194	32,627	14,680	410,646
Residential Group
Apartments
Comparable	75,218	1,280	15,273	–	89,211	69,181	953	15,390	–	83,618	8.7%	6.7%
Total	76,767	1,799	22,786	–	97,754	73,620	1,436	18,037	900	91,121
Subsidized Senior Housing	7,330	351	5,088	–	12,067	10,613	420	5,416	–	15,609
Military Housing	18,643	335	1,150	–	19,458	19,824	(37)	1,125	–	20,986
Land Sales	204	16	–	–	188	–	–	–	–	–
Other (2)	(3,417)	425	37	–	(3,805)	(488)	117	427	–	(178)
Total Residential Group
Comparable	75,218	1,280	15,273	–	89,211	69,181	953	15,390	–	83,618	8.7%	6.7%
Total	99,527	2,926	29,061	–	125,662	103,569	1,936	25,005	900	127,538
Total Rental Properties
Comparable	390,405	12,819	56,125	–	433,711	400,392	14,503	46,610	–	432,499	(2.5%)	0.3%
Total	476,573	13,625	76,609	3,078	542,635	483,102	18,130	57,632	15,580	538,184
Land Development Group	6,855	754	(1,628)	–	4,473	2,337	348	203	–	2,192
The Nets
Operations	(14,969)	–	–	–	(14,969)	(18,006)	(6,243)	1,146	–	(10,617)
Gain on disposition of partial interest	–	–	–	–	–	55,112	23,675	–	–	31,437
Total	(14,969)	–	–	–	(14,969)	37,106	17,432	1,146	–	20,820
Corporate Activities	(37,452)	–	–	–	(37,452)	(30,353)	–	–	–	(30,353)
Grand Total	$431,007	$14,379	$74,981	$3,078	$494,687	$492,192	$35,910	$58,981	$15,580	$530,843

(1)	Includes $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Product Type

Pro-Rata Consolidation (dollars in thousands)

NOI by Product Type:	$514,029
Casino Land Sale	42,622
The Nets
Operations	(14,969)
Gain on disposition of partial interest	–

Total Nets	(14,969)

Corporate Activities	(37,452)
Other (2)	(9,543)

Grand Total NOI	$494,687

NOI by Product Type:	$541,105
Casino Land Sale	–
The Nets
Operations	(10,617)
Gain on disposition of partial interest	31,437

Total Nets	20,820

Corporate Activities	(30,353)
Other (2)	(729)

Grand Total NOI	$530,843

(1) Includes subsidized senior housing.

(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Core Market

Pro-Rata Consolidation (dollars in thousands)

NOI by Market:	$514,029
Casino Land Sale	42,622
The Nets
Operations	(14,969)
Gain on disposition of partial interest	–

Total Nets	(14,969)

Corporate Activities	(37,452)
Other (1)	(9,543)

Grand Total NOI	$494,687

NOI by Market:	$541,105
Casino Land Sale	–
The Nets
Operations	(10,617)
Gain on disposition of partial interest	31,437

Total Nets	20,820

Corporate Activities	(30,353)
Other (1)	(729)

Grand Total NOI	$530,843

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands)

	Three Months Ended October 31, 2011					Three Months Ended October 31, 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$261,198	$13,565	$101,851	$–	$349,484	$287,046	$13,279	$83,098	$12,055	$368,920
Exclude straight-line rent adjustment (1)	(4,364)	–	–	–	(4,364)	(3,597)	–	–	(497)	(4,094)
Adjusted revenues	256,834	13,565	101,851	–	345,120	283,449	13,279	83,098	11,558	364,826
Add interest and other income	11,294	518	262	–	11,038	11,919	992	525	1	11,453
Add equity in earnings (loss) of unconsolidated entities, including impairment	(40,016)	38	28,967	–	(11,087)	668	14	(415)	–	239
Exclude loss on disposition of unconsolidated entities	–	–	–	–	–	(8,658)	–	8,658	–	–
Exclude impairment of unconsolidated real estate	41,289	–	(41,289)	–	–	21,564	–	(21,564)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	18,829	–	(18,829)	–	–	13,871	–	(13,871)	–	–
Adjusted total income	288,230	14,121	70,962	–	345,071	322,813	14,285	56,431	11,559	376,518
Operating expenses	169,155	9,853	46,626	–	205,928	162,082	7,763	36,568	6,141	197,028
Add back non-Real Estate depreciation and amortization (b)	1,012	–	–	–	1,012	1,184	–	–	–	1,184
Exclude straight-line rent adjustment (2)	(1,096)	–	–	–	(1,096)	(1,427)	–	–	–	(1,427)
Exclude preference payment	(585)	–	–	–	(585)	(585)	–	–	–	(585)
Adjusted operating expenses	168,486	9,853	46,626	–	205,259	161,254	7,763	36,568	6,141	196,200
Net operating income	119,744	4,268	24,336	–	139,812	161,559	6,522	19,863	5,418	180,318
Interest expense	(67,235)	(1,746)	(26,211)	–	(91,700)	(75,840)	(4,526)	(19,838)	(2,151)	(93,303)
Gain (loss) on early extinguishment of debt	15,101	1,511	1,875	–	15,465	2,460	247	(25)	–	2,188
Equity in earnings (loss) of unconsolidated entities, including impairment	40,016	(38)	(28,967)	–	11,087	(668)	(14)	415	–	(239)
Gain on disposition of unconsolidated entities	–	–	–	–	–	8,658	–	–	–	8,658
Impairment of unconsolidated real estate	(41,289)	–	–	–	(41,289)	(21,564)	–	–	–	(21,564)
Depreciation and amortization of unconsolidated entities (see above)	(18,829)	–	18,829	–	–	(13,871)	–	13,871	–	–
Net gain (loss) on disposition of rental properties and partial interests in rental properties	5,849	–	–	–	5,849	(2,257)	–	–	(1,428)	(3,685)
Impairment of consolidated real estate	(10,707)	–	–	–	(10,707)	(5,703)	(1,526)	–	(34,193)	(38,370)
Depreciation and amortization - Real Estate Groups (a)	(54,403)	(1,123)	(18,024)	–	(71,304)	(59,183)	(1,528)	(13,322)	(1,943)	(72,920)
Amortization of mortgage procurement costs - Real Estate Groups (c)	(3,414)	(167)	(805)	–	(4,052)	(3,322)	(126)	(549)	(284)	(4,029)
Straight-line rent adjustment (1) + (2)	3,268	–	–	–	3,268	2,170	–	–	497	2,667
Preference payment	(585)	–	–	–	(585)	(585)	–	–	–	(585)
Earnings (loss) before income taxes	(12,484)	2,705	(28,967)	–	(44,156)	(8,146)	(951)	415	(34,084)	(40,864)
Income tax provision	17,218	–	–	–	17,218	(19,501)	–	–	13,335	(6,166)
Equity in earnings (loss) of unconsolidated entities, including impairment	(40,016)	38	28,967	–	(11,087)	668	14	(415)	–	239
Earnings (loss) from continuing operations	(35,282)	2,743	–	–	(38,025)	(26,979)	(937)	–	(20,749)	(46,791)
Discontinued operations, net of tax	–	–	–	–	–	(19,602)	1,147	–	20,749	–
Net earnings (loss)	(35,282)	2,743	–	–	(38,025)	(46,581)	210	–	–	(46,791)
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	(2,743)	(2,743)	–	–	–	937	937	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	–	–	–	–	–	(1,147)	(1,147)	–	–	–
Noncontrolling interests	(2,743)	(2,743)	–	–	–	(210)	(210)	–	–	–
Net loss attributable to Forest City Enterprises, Inc.	$(38,025)	$–	$–	$–	$(38,025)	$(46,791)	$–	$–	$–	$(46,791)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net loss attributable to Forest City Enterprises, Inc.
common shareholders	$(41,875)	$–	$–	$–	$(41,875)	$(50,641)	$–	$–	$–	$(50,641)
(a) Depreciation and amortization - Real Estate Groups	$54,403	$1,123	$18,024	$–	$71,304	$59,183	$1,528	$13,322	$1,943	$72,920
(b) Depreciation and amortization - Non-Real Estate	1,012	–	–	–	1,012	1,184	–	–	–	1,184
Total depreciation and amortization	$55,415	$1,123	$18,024	$–	$72,316	$60,367	$1,528	$13,322	$1,943	$74,104
(c) Amortization of mortgage procurement costs - Real Estate Groups	$3,414	$167	$805	$–	$4,052	$3,322	$126	$549	$284	$4,029
(d) Amortization of mortgage procurement costs - Non-Real Estate	–	–	–	–	–	–	–	–	–	–
Total amortization of mortgage procurement costs	$3,414	$167	$805	$–	$4,052	$3,322	$126	$549	$284	$4,029

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands) (continued)

	Nine Months Ended October 31, 2011					Nine Months Ended October 31, 2010
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$822,827	$38,433	$279,208	$6,593	$1,070,195	$850,049	$39,947	$236,733	$36,035	$1,082,870
Exclude straight-line rent adjustment (1)	(5,826)	–	–	(571)	(6,397)	(13,165)	–	–	(1,168)	(14,333)
Adjusted revenues	817,001	38,433	279,208	6,022	1,063,798	836,884	39,947	236,733	34,867	1,068,537
Add interest and other income	42,116	912	647	–	41,851	34,964	2,024	15,285	7	48,232
Add gain on disposition of partial interests in other investment - Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(17,637)	228	3,076	–	(14,789)	(17,452)	(6,332)	5,426	–	(5,694)
Exclude gain on disposition of unconsolidated entities	(12,567)	–	12,567	–	–	(7,828)	–	7,828	–	–
Exclude impairment of unconsolidated real estate	41,289	–	(41,289)	–	–	36,745	–	(36,745)	–	–
Exclude depreciation and amortization of unconsolidated entities (see below)	49,881	–	(49,881)	–	–	38,588	–	(38,588)	–	–
Adjusted total income	920,083	39,573	204,328	6,022	1,090,860	977,013	59,314	189,939	34,874	1,142,512
Operating expenses	491,834	25,194	129,347	2,944	598,931	486,726	23,404	130,011	19,294	612,627
Add back non-Real Estate depreciation and amortization (b)	2,400	–	–	–	2,400	3,937	–	878	–	4,815
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	–	–	–	–	–	–	–	69	–	69
Exclude straight-line rent adjustment (2)	(3,402)	–	–	–	(3,402)	(4,086)	–	–	–	(4,086)
Exclude preference payment	(1,756)	–	–	–	(1,756)	(1,756)	–	–	–	(1,756)
Adjusted operating expenses	489,076	25,194	129,347	2,944	596,173	484,821	23,404	130,958	19,294	611,669
Net operating income	431,007	14,379	74,981	3,078	494,687	492,192	35,910	58,981	15,580	530,843
Interest expense	(198,214)	(9,166)	(74,501)	(712)	(264,261)	(241,817)	(13,727)	(58,956)	(6,196)	(293,242)
Gain (loss) on early extinguishment of debt	9,334	1,507	(480)	–	7,347	10,653	247	(25)	–	10,381
Equity in earnings (loss) of unconsolidated entities, including impairment	17,637	(228)	(3,076)	–	14,789	17,452	6,332	(5,426)	–	5,694
Gain on disposition of unconsolidated entities	12,567	–	–	–	12,567	7,828	–	–	–	7,828
Impairment of unconsolidated real estate	(41,289)	–	–	–	(41,289)	(36,745)	–	–	–	(36,745)
Depreciation and amortization of unconsolidated entities (see above)	(49,881)	–	49,881	–	–	(38,588)	–	38,588	–	–
Net gain on disposition of rental properties and partial interests in rental properties	15,410	–	–	39,937	55,347	202,878	–	–	565	203,443
Impairment of consolidated real estate	(15,777)	–	–	–	(15,777)	(6,803)	(1,526)	–	(79,603)	(84,880)
Depreciation and amortization - Real Estate Groups (a)	(164,260)	(3,952)	(47,724)	(1,030)	(209,062)	(173,796)	(4,809)	(36,957)	(6,719)	(212,663)
Amortization of mortgage procurement costs - Real Estate Groups (c)	(9,036)	(427)	(2,157)	(333)	(11,099)	(8,655)	(327)	(1,631)	(765)	(10,724)
Straight-line rent adjustment (1) + (2)	2,424	–	–	571	2,995	9,079	–	–	1,168	10,247
Preference payment	(1,756)	–	–	–	(1,756)	(1,756)	–	–	–	(1,756)
Earnings (loss) before income taxes	8,166	2,113	(3,076)	41,511	44,488	231,922	22,100	(5,426)	(75,970)	128,426
Income tax provision	5,476	–	–	(17,499)	(12,023)	(91,697)	–	–	29,458	(62,239)
Equity in earnings (loss) of unconsolidated entities, including impairment	(17,637)	228	3,076	–	(14,789)	(17,452)	(6,332)	5,426	–	(5,694)
Earnings (loss) from continuing operations	(3,995)	2,341	–	24,012	17,676	122,773	15,768	–	(46,512)	60,493
Discontinued operations, net of tax	107,767	83,755	–	(24,012)	–	(40,365)	6,147	–	46,512	–
Net earnings	103,772	86,096	–	–	17,676	82,408	21,915	–	–	60,493
Noncontrolling interests
Earnings from continuing operations attributable to noncontrolling interests	(2,341)	(2,341)	–	–	–	(15,768)	(15,768)	–	–	–
Earnings from discontinued operations attributable to noncontrolling interests	(83,755)	(83,755)	–	–	–	(6,147)	(6,147)	–	–	–
Noncontrolling interests	(86,096)	(86,096)	–	–	–	(21,915)	(21,915)	–	–	–
Net earnings attributable to Forest City Enterprises, Inc.	$17,676	$–	$–	$–	$17,676	$60,493	$–	$–	$–	$60,493
Preferred dividends	(11,550)	–	–	–	(11,550)	(7,957)	–	–	–	(7,957)
Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$6,126	$–	$–	$–	$6,126	$52,536	$–	$–	$–	$52,536
(a) Depreciation and amortization - Real Estate Groups	$164,260	$3,952	$47,724	$1,030	$209,062	$173,796	$4,809	$36,957	$6,719	$212,663
(b) Depreciation and amortization - Non-Real Estate	2,400	–	–	–	2,400	3,937	–	878	–	4,815
Total depreciation and amortization	$166,660	$3,952	$47,724	$1,030	$211,462	$177,733	$4,809	$37,835	$6,719	$217,478
(c) Amortization of mortgage procurement costs - Real Estate Groups	$9,036	$427	$2,157	$333	$11,099	$8,655	$327	$1,631	$765	$10,724
(d) Amortization of mortgage procurement costs - Non-Real Estate	–	–	–	–	–	–	–	69	–	69
Total amortization of mortgage procurement costs	$9,036	$427	$2,157	$333	$11,099	$8,655	$327	$1,700	$765	$10,793

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Results of Operations

Net Earnings (Loss) Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended October 31, 2011 was $38,025,000 versus $46,791,000 for the three months ended October 31, 2010. Although we have substantial recurring revenue from our properties, we also periodically enter into significant transactions, which can create substantial variances in net earnings between periods. This variance to the prior year is primarily attributable to the following increases, which are net of noncontrolling interest:

•	$13,277,000 (which includes $1,900,000 for unconsolidated entities) related to increased gains on extinguishment of debt in 2011 compared to 2010;

•	$7,938,000 related to the 2011 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•

$5,849,000 related to the 2011 gain on disposition of partial interest in the Mall at Stonecrest, a regional mall in Atlanta, Georgia, related to the formation of a new joint venture with an outside partner;

•	$2,656,000 related to transaction costs expensed during 2010 that were incurred in connection with a potential partial disposition of certain rental properties that did not occur; and

•	$23,384,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the various transactions discussed herein.

These increases were partially offset by the following decreases, net of noncontrolling interest:

•	$10,868,000 related to a 2011 increase in allocated losses from our equity investment in The Nets;

•

$8,658,000 related to the 2010 gains on disposition of our unconsolidated investments in Woodbridge Crossing, a specialty retail center in Woodbridge, New Jersey, and Pebble Creek, an apartment community in Twinsburg, Ohio;

•	$3,702,000 (which includes $343,000 for unconsolidated entities) of increased write-offs of abandoned development projects in 2011 compared to 2010;

•

$3,278,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting; and

•	$2,396,000 primarily related to decreased occupancy at Two MetroTech Center, an office building in Brooklyn, New York.

Net earnings attributable to Forest City Enterprises, Inc. for the nine months ended October 31, 2011 was $17,676,000 versus $60,493,000 for the nine months ended October 31, 2010. The variance to the prior year is primarily attributable to the following decreases, which are net of noncontrolling interest:

•

$176,192,000 related to the 2010 gain on disposition of partial interest in seven mixed-use University Park life science properties, related to the formation of a new joint venture with an outside partner;

•	$31,437,000 related to the 2010 gain on disposition of partial interest in The Nets;

•

$29,342,000 related to the 2010 gain on disposition of partial interest in The Grand, Lenox Club and Lenox Park, apartment communities in the Washington D.C. metropolitan area, related to the formation of a new joint venture with an outside partner;

•	$7,210,000 primarily related to decreased occupancy at Two MetroTech Center;

•	$6,353,000 (which includes $2,900,000 for unconsolidated entities) of increased write-offs of abandoned development projects in 2011 compared to 2010;

•	$6,098,000 related to increases in professional fees associated with strategic planning and process improvement initiatives;

•	$3,206,000 related to a 2011 increase in allocated losses from our equity investment in The Nets; and

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

•	$3,034,000 (which includes $455,000 for unconsolidated entities) related to decreased gains on early extinguishment of debt in 2011 compared to 2010.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$64,559,000 related to the 2011 decrease in impairment charges of consolidated (including discontinued operations) and unconsolidated entities;

•	$42,622,000 related to the 2011 sale of land and air rights for development of a casino in downtown Cleveland, Ohio;

•

$39,373,000 related to the 2011 gains on disposition of rental properties exceeding 2010 gains. The 2011 gain related to Waterfront Station – East 4th & West 4th Buildings, office buildings in Washington, D.C., and Charleston Marriott, a hotel in Charleston, West Virginia, while the 2010 gains related to the disposition of 101 San Fernando, an apartment community in San Jose, California and Saddle Rock Village, a specialty retail center in Aurora, Colorado;

•

$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•	$5,849,000 related to the 2011 gain on disposition of partial interest in the Mall at Stonecrest, related to the formation of a new joint venture with an outside partner;

•

$5,135,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•

$4,739,000 related to the 2011 gains on disposition of our unconsolidated investments exceeding 2010 gains. The 2011 gains related to Metropolitan Lofts and Twin Lake Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively, while the 2010 gain primarily related to Woodbridge Crossing and Pebble Creek;

•	$3,142,000 related to an increase in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2011 compared to 2010;

•	$2,656,000 related to transaction costs expensed during 2010 that were incurred in connection with a potential partial disposition of certain rental properties that did not occur; and

•	$50,216,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the various transactions discussed herein.

Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.

Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended October 31, 2011 was $139,281,000 compared to $170,517,000 for the three months ended October 31, 2010, a 18.3% decrease. NOI for the nine months ended October 31, 2011 was $476,573,000 compared to $483,102,000 for the nine months ended October 31, 2010, a 1.4% decrease.

Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended October 31, 2011 was $161,499,000 compared to $189,067,000 for the three months ended October 31, 2010, a 14.6% decrease. NOI for the nine months ended October 31, 2011 was $542,635,000 compared to $538,184,000 for the nine months ended October 31, 2010, a 0.8% increase. The primary drivers of the nine month change were the NOI generated from the casino land sale within the Commercial Group of $42,622,000 offset by reduced NOI from our joint venture transactions.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Comparable NOI decreased 1.5% for the three months ended October 31, 2011 compared to the prior year. Retail, office and hotel comparable NOI decreased 1.5%, 7.6% and 6.7%, respectively, and our residential portfolio increased 12.0%. Comparable NOI increased 0.3% for the nine months ended October 31, 2011 compared to the prior year. Retail and residential comparable NOI increased 1.1% and 6.7%, respectively, while office and hotel comparable NOI decreased 3.1% and 8.7% respectively.

Capital Expenditures for our Operating Portfolio - Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the nine months ended October 31, 2011 we invested $62,385,000 at pro-rata consolidation ($45,539,000 at full consolidation) in capital expenditures for our operating portfolio as compared to $68,501,000 at pro-rata consolidation ($62,075,000 at full consolidation) during the nine months ended October 31, 2010.

EBDT - We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); and viii) cumulative or retrospective effect of change in accounting principle (net of tax).

EBDT is reconciled to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, on page 26. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.

Effective during the nine months ended October 31, 2011, under the direction of the Company’s chief operating decision maker, EBDT which is provided in order to assess performance for the Real Estate Groups and The Nets was on a pre-tax basis. The Corporate Activity segment controls the tax strategies and evaluates results on a consolidated basis. As a result, beginning February 1, 2011, the Company will no longer allocate income tax expense (benefit) to the Real Estate Groups or The Nets. In addition, based on the consolidated evaluation of income taxes, it was determined that EBDT would exclude all deferred income taxes instead of just those attributable to the Real Estate Groups.

Our EBDT for the three months ended October 31, 2011 decreased by $13,222,000 or 14.6% to $77,477,000 from $90,699,000 for the three months ended October 31, 2010. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT decrease of $14,953,000. This is primarily related to reduced EBDT from properties sold of $8,967,000, reduced EBDT of $4,308,000 primarily due to decreased occupancy at two Brooklyn office properties, increased write-offs of abandoned development projects of $4,044,000, decreased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $3,286,000, reduced EBDT from new property openings of $3,275,000 primarily due to lease up losses at Westchester’s Ridge Hill and 8 Spruce Street. These decreases in the portfolio were partially offset by the increased gains on early extinguishment of nonrecourse mortgage debt of $11,351,000;

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

•

Our Land Segment provided a pre-tax EBDT increase of $3,384,000, primarily due the 2011 gain on early extinguishment of nonrecourse mortgage debt of $1,926,000. The remaining EBDT increase of $1,458,000 was from an increase in sales activity from the previous comparable quarter;

•	The Nets provided a pre-tax EBDT decrease of $10,868,000 due to the increase in our allocated losses;

•	Corporate pre-tax EBDT decreased $3,189,000 primarily due to professional fees associated with strategic planning and process improvement initiatives; and

•	EBDT was favorably impacted by a larger tax benefit of $12,404,000 compared to prior year.

Our EBDT for the nine months ended October 31, 2011 increased by $8,833,000 or 3.3% to $275,559,000 from $266,726,000 for the nine months ended October 31, 2010. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT increase of $40,671,000. This is primarily related to the 2011 sale of land and air rights to Rock Ohio of $42,622,000, increased gains on early extinguishment of nonrecourse mortgage debt of $14,033,000, decreased interest expense on our mature portfolio of $5,107,000, increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $5,022,000, and increased income recognized from state and federal Historic Preservation and New Market tax credits of $4,640,000. These increases in the portfolio were partially offset by reduced EBDT from properties sold of $19,412,000, increased write-offs of abandoned development projects of $6,695,000, reduced EBDT of $5,462,000 primarily due to decreased occupancy at Two MetroTech Center, and reduced EBDT from new property openings of $4,267,000 primarily due to lease up losses at 8 Spruce Street, Westchester’s Ridge Hill and Presidio Landmark partially offset by the ramp up of other new property openings;

•

Our Land Segment provided a pre-tax EBDT increase of $3,998,000, primarily due the 2011 gain on early extinguishment of nonrecourse mortgage debt of $1,926,000. The remaining EBDT increase of $2,072,000 was from an increase in sales activity from the previous comparable period;

•

The Nets provided a pre-tax EBDT decrease of $34,643,000, primarily due to the nonrecurring 2010 gain on disposition of partial interest of $31,437,000. The remaining EBDT decrease is due to the increase in our allocated losses of $3,206,000;

•

Corporate pre-tax EBDT decreased $20,235,000. This pre-tax EBDT decrease includes the 2011 loss on early extinguishment of debt on the exchange of a portion of our Senior Notes for Class A common stock of $10,800,000 and the nonrecurring 2010 gain on early extinguishment of debt related to the exchange of a portion of our Senior Notes of $8,193,000; and

•	EBDT was favorably impacted by a larger tax benefit of $19,042,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT Bridge
2011 3rd QTR vs. 2010 3rd QTR
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
100.0
90.0
80.0
70.0
60.0
90.7
11.4
2.4
3.3
3.3
4.0
4.3
9.0
1.9
1.5
10.9
3.2
12.4
77.5
Combined Commercial and Residential Segments were down $14.9 million
Land segment was up $3.4 million
2010 3rd QTR
Gain on early extinguishment of debt
Other
New property openings
Hedging Income/Loss
Project write-offs
Decreased occupancy at two Brooklyn offices
Property sales
Gain on early extinguishment of debt
Land operations
Nets operations
Corporate activities
Taxes
2011 3rd QTR
This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

EBDT Bridge
2011 October YTD vs. 2010 October YTD
Variances are pre-tax in millions with taxes shown separately
EBDT Increase
EBDT Decrease
350.0
330.0
310.0
290.0
270.0
250.0
266.7
42.6
14.0
5.3
5.1
5.0
4.6
4.3
5.5
6.7
19.4
2.1
1.9
3.2
31.4
1.2
19.0
19.0
275.6
Combined Commercial and Residential Segments were up $40.7 million
Land segment was up $4.0 million
Nets segment was down $34.6 million
Corporate was down $20.2 million
2010 October YTD
Casino land sale
Gain on early extinguishment of debt
Other
Interest on mature portfolio
Hedging Income/Loss
Tax credit income
New property openings
Two MetroTech Center decreased occupancy
Project write-offs
Property sales
Land operations
Gain on early extinguishment of debt
Nets operations
2010 Gain on disposition of partial interests
Corporate activities
Gain/Loss on early extinguishment of debt
Taxes
2011 October YTD

This graph reflects earnings before depreciation, amortization and deferred taxes ("EBDT") a non-GAAP measure.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Summary of EBDT - The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as a reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.

Reconciliation of Net Earnings (Loss) to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

	(in thousands)		(in thousands)

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(38,025)	$(46,791)	$17,676	$60,493
Depreciation and amortization – Real Estate Groups (4)	71,304	72,920	209,062	212,663
Amortization of mortgage procurement costs – Real Estate Groups (4)	4,052	4,029	11,099	10,724
Deferred income tax expense (5)	(3,328)	14,001	7,838	58,400
Remove non-Real Estate deferred taxes for 2010 only (5)	–	(6,539)	–	(13,196)

Current income tax expense on non-operating earnings: (5)
Gain on disposition of rental properties and partial interest in rental properties	10	413	39,179	35,877
Gain on disposition included in discontinued operations	–	(213)	2,792	(98)

Straight-line rent adjustment (2)	(3,268)	(2,667)	(2,995)	(10,247)
Preference payment (3)	585	585	1,756	1,756
Impairment of consolidated real estate	10,707	4,177	15,777	5,277
Impairment of unconsolidated real estate	41,289	21,564	41,289	36,745
(Gain) loss on disposition of rental properties and partial interest in rental properties	(5,849)	2,257	(15,410)	(202,878)
Gain on disposition of unconsolidated entities	–	(8,658)	(12,567)	(7,828)
Discontinued operations: (1)
(Gain) loss on disposition of rental properties	–	1,428	(121,695)	(4,776)
Impairment of real estate	–	34,193	–	79,603
Noncontrolling interest - Gain on disposition	–	–	81,758	4,211

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$77,477	$90,699	$275,559	$266,726

EBDT Per Share
Numerator (in thousands) :
EBDT	$77,477	$90,699	$275,559	$266,726
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	3,329	3,329
5% Convertible Senior Notes due 2016	382	1,530	1,485	4,591
4.25% Convertible Senior Notes due 2018	2,277	–	2,605	–

EBDT for per share data	$81,246	$93,339	$282,978	$274,646

Denominator
Weighted average shares outstanding - Basic	169,150,429	155,484,451	167,838,122	155,431,893
Effect of stock options and restricted stock	566,701	462,812	880,004	466,380
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	12,631,541
Effect of convertible debt	33,499,503	28,133,038	24,593,376	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755

Weighted average shares outstanding - Diluted	221,413,645	202,277,313	211,508,514	200,309,607

EBDT Per Share	$0.37	$0.46	$1.34	$1.37

EBDT Per Share
Quarterly Historical Trends	Three Months Ended
	October 31, 2011	July 31, 2011	April 30, 2011	January 31, 2011	October 31, 2010
Numerator (in thousands) :
EBDT	$77,477	$70,706	$127,376	$43,149	$90,699
If-Converted Method (Pro forma numerator adjustment for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	1,110
5% Convertible Senior Notes due 2016	382	413	688	1,521	1,530
4.25% Convertible Senior Notes due 2018	2,277	329	–	–	–
EBDT for per share data	$81,246	$72,558	$129,174	$45,780	$93,339

Denominator
Weighted average shares outstanding - Basic	169,150,429	168,788,754	165,498,904	155,643,554	155,484,451
Effect of stock options and restricted stock	566,701	1,019,210	1,054,102	803,779	462,812
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257
Effect of convertible debt	33,499,503	19,912,982	20,225,204	28,047,083	28,133,038
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755
Weighted average shares outstanding - Diluted	221,413,645	207,917,958	204,975,222	202,691,428	202,277,313

EBDT Per Share	$0.37	$0.35	$0.63	$0.23	$0.46

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Earnings to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) (continued)

(1)	All earnings of properties which have been sold or are held for sale are reported as discontinued operations assuming no significant continuing involvement.

(2)

The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to accounting for leases. The straight-line rent adjustment is recorded as an increase or decrease to revenue or operating expense from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)

The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interest in the Forest City Ratner Companies portfolio.

(4)	The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs presented in thousands.

	Depreciation and Amortization				Amortization of Mortgage Procurement Costs

	Three Months Ended October 31,		Nine Months Ended October 31,		Three Months Ended October 31,		Nine Months Ended October 31,

	2011	2010	2011	2010	2011	2010	2011	2010

Full Consolidation	$55,415	$60,367	$166,660	$177,733	$3,414	$3,322	$9,036	$8,655
Non-Real Estate	(1,012)	(1,184)	(2,400)	(3,937)	–	–	–	–

Real Estate Groups Full Consolidation	54,403	59,183	164,260	173,796	3,414	3,322	9,036	8,655
Real Estate Groups related to noncontrolling interest	(1,123)	(1,528)	(3,952)	(4,809)	(167)	(126)	(427)	(327)
Real Estate Groups Unconsolidated	18,024	13,322	47,724	36,957	805	549	2,157	1,631
Real Estate Groups Discontinued Operations	–	1,943	1,030	6,719	–	284	333	765

Real Estate Groups Pro-Rata Consolidation	$71,304	$72,920	$209,062	$212,663	$4,052	$4,029	$11,099	$10,724

(5)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010

	(in thousands)		(in thousands)

Current taxes
Operating earnings	$(13,900)	$(7,872)	$(37,935)	$(31,766)
Gain on disposition of rental properties and partial interest in rental properties	10	413	39,179	35,877

Subtotal	(13,890)	(7,459)	1,244	4,111

Discontinued operations
Operating earnings	–	(163)	149	(174)
Gain on disposition of rental properties and partial interest in rental properties	–	(213)	2,792	(98)

Subtotal	–	(376)	2,941	(272)

Total Current taxes	(13,890)	(7,835)	4,185	3,839

Deferred taxes
Continuing operations	(3,328)	26,960	(6,720)	87,586
Discontinued operations	–	(12,959)	14,558	(29,186)

Total Deferred taxes	(3,328)	14,001	7,838	58,400

Grand Total	$(17,218)	$6,166	$12,023	$62,239

2010 Recap of Grand Total:
Real Estate Groups
Current		$908		$20,964
Deferred		7,462		45,204

		8,370		66,168

Non-Real Estate Groups
Current		(8,743)		(17,125)
Deferred		6,539		13,196

		(2,204)		(3,929)

Grand Total		$6,166		$62,239

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Retail Lease Expirations as of October 31, 2011

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)

2011	167	603,127	4.66%	$12,703,390	4.98%	$29.31
2012	274	968,441	7.48	19,620,106	7.70	27.65
2013	317	1,162,062	8.97	25,115,259	9.85	27.22
2014	270	1,119,901	8.65	21,137,490	8.29	27.74
2015	206	830,644	6.41	18,655,790	7.32	29.60
2016	251	1,325,658	10.23	30,065,527	11.80	37.11
2017	154	1,003,325	7.75	20,462,786	8.03	26.28
2018	157	735,426	5.68	18,523,696	7.27	27.84
2019	119	1,055,411	8.15	19,976,469	7.84	24.73
2020	112	877,940	6.78	17,259,193	6.77	29.56
2021	95	1,093,814	8.44	20,000,838	7.85	29.06
Thereafter	72	2,176,203	16.80	31,353,489	12.30	20.26

Total	2,194	12,951,952	100.00%	$254,874,033	100.00%	$27.46

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Office Lease Expirations as of October 31, 2011

EXPIRATION YEAR	NUMBER OF EXPIRING LEASES	SQUARE FEET OF EXPIRING LEASES (3)	PERCENTAGE OF TOTAL LEASED GLA (1)	NET BASE RENT EXPIRING (2)	PERCENTAGE OF TOTAL BASE RENT	AVERAGE BASE RENT PER SQUARE FEET EXPIRING (3)

2011	34	233,788	2.10%	$4,603,027	1.55%	$20.10
2012	95	971,527	8.73	24,991,425	8.41	31.54
2013	92	1,130,969	10.16	24,730,917	8.32	22.53
2014	69	752,511	6.76	15,576,502	5.24	32.44
2015	44	481,535	4.32	8,911,541	3.00	21.33
2016	58	853,617	7.67	19,706,651	6.63	31.04
2017	25	440,809	3.96	10,696,425	3.60	25.74
2018	26	1,250,069	11.23	34,572,037	11.63	32.10
2019	21	833,834	7.49	14,876,907	5.00	25.48
2020	14	1,044,824	9.39	27,809,337	9.36	32.97
2021	11	637,086	5.72	9,690,936	3.26	20.18
Thereafter	33	2,501,293	22.47	101,044,411	34.00	42.07

Total	522	11,131,862	100.00%	$297,210,116	100.00%	$31.19

(1)	GLA = Gross Leasable Area.
(2)

Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of above and below market lease values in-place, and contingent rental payments (which are not reasonably estimable).

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Retail Tenants as of October 31, 2011

(Based on net base rent 1% or greater of the Company’s ownership share)

TENANT	NUMBER OF LEASES	LEASED SQUARE FEET	PERCENTAGE OF TOTAL RETAIL SQUARE FEET

Bass Pro Shops, Inc.	3	510,855	3.94%

Regal Entertainment Group	5	381,461	2.95

AMC Entertainment, Inc.	5	377,797	2.92

TJX Companies	11	347,457	2.68

Dick’s Sporting Goods	7	342,887	2.65

The Gap	26	336,900	2.60

The Limited	37	220,357	1.70

Best Buy	6	207,969	1.61

Abercrombie & Fitch Stores, Inc.	27	194,549	1.50

Footlocker, Inc.	35	135,753	1.05

Forever 21, Inc.	9	103,368	0.80

American Eagle Outfitters, Inc.	16	91,343	0.70

Subtotal	187	3,250,696	25.10

All Others	2,007	9,701,256	74.90

Total	2,194	12,951,952	100.00%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Office Tenants as of October 31, 2011

(Based on net base rent 2% or greater of the Company’s ownership share)

TENANT	LEASED SQUARE FEET	PERCENTAGE OF TOTAL OFFICE SQUARE FEET

City of New York	1,044,167	9.38%

Millennium Pharmaceuticals, Inc.	698,066	6.27

U.S. Government	647,983	5.82

WellPoint, Inc.	392,514	3.53

JP Morgan Chase & Co.	383,341	3.44

Morgan Stanley & Co.	377,304	3.39

Forest City Enterprises, Inc. (1)	356,187	3.20

Bank of New York	323,043	2.90

National Grid	254,034	2.28

Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.74

Covington & Burling, LLP	160,565	1.44

Seyfarth Shaw, LLP	96,909	0.87

Subtotal	4,927,362	44.26

All Others	6,204,500	55.74

Total	11,131,862	100.00%

(1)    All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Openings and Acquisitions

as of October 31, 2011

Property	Location	Dev (D) Acq (A)	Date Opened / Acquired	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area	Lease Commitment %
2011 (2)						(in millions)

Retail Centers:
Westchester’s Ridge Hill (d) (q)	Yonkers, NY	D	Q2-11/12	70.0%	100.0%	$0.0	$0.0	$0.0	400,000	400,000

Residential:
8 Spruce Street (f) (j)	Manhattan, NY	D	Q1-11/12	35.7%	51.0%	$0.0	$875.7	$446.6	903		61%

Prior Two Years Openings (7) as of October 31, 2011
Retail Centers: (h)
Village at Gulfstream Park (f)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	$0.0	$198.9	$99.5	511,000	511,000	78%
East River Plaza (f)	Manhattan, NY	D	Q4-09/Q2-10	35.0%	50.0%	0.0	390.6	195.3	527,000	527,000	94%
Promenade in Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	100.0%	113.4	113.4	113.4	127,000	127,000	86%

						$113.4	$702.9	$408.2	1,165,000	1,165,000

Office:
Waterfront Station
- East 4th & West 4th Bldgs (Sold Q2-11) (g)	Washington, D.C.	D	Q1-10	45.0%	45.0%	$245.9	$245.9	$110.7	631,000		99%

Residential: (h)
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%	100.0%	$96.6	$96.6	$96.6	161		83%
North Church Towers	Parma Heights, OH	A	Q3-09	100.0%	100.0%	5.2	5.2	5.2	399		86%
DKLB BKLN (f)	Brooklyn, NY	D	Q4-09/Q2-10	40.8%	51.0%	0.0	160.1	81.7	365		99%

						$101.8	$261.9	$183.5	925

Total Prior Two Years Openings (i)						$461.1	$1,210.7	$702.4

Recap of Total Prior Two Years Openings
Total 2010						$342.5	$932.0	$502.1
Total 2009						118.6	278.7	200.3

Total Prior Two Years Openings (i)						$461.1	$1,210.7	$702.4

See footnotes on the following pages.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Construction (8)

as of October 31, 2011

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
					(in millions)

Retail Centers: (m)
Westchester’s Ridge Hill (e)	Yonkers, NY	Q2-11/12	70.0%	100.0%	$842.4	$842.4	$842.4	1,336,000	1,336,000	(l)	56%
The Yards - Boilermaker Shops	Washington, D.C.	Q3-12	100.0%	100.0%	19.4	19.4	19.4	41,000	41,000		73%

					$861.8	$861.8	$861.8	1,377,000	1,377,000

Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q3-12	100.0%	100.0%	$30.1	$30.1	$30.1	492,000

Residential:
Foundry Lofts (r)	Washington, D.C.	Q4-11	100.0%	100.0%	$61.4	$61.4	$61.4	170
The Aster Town Center (formerly Novella)	Denver, CO	Q3-12	90.0%	90.0%	10.9	10.9	9.8	85
Botanica Eastbridge	Denver, CO	Q4-12	90.0%	90.0%	15.4	15.4	13.9	118
Continental Building	Dallas, TX	Q1-13	100.0%	100.0%	54.3	54.3	54.3	203

					$142.0	$142.0	$139.4	576

Arena:
Barclays Center	Brooklyn, NY	Q3-12	33.8%	33.8%	$904.3	$904.3	$305.9	670,000	18,000 seats	(n)	56	% (o)

Total Under Construction (k)					$1,938.2	$1,938.2	$1,337.2

Fee Development Project
Las Vegas City Hall	Las Vegas, NV	Q1-12	– (p)	– (p)	$0.0	$146.2	$0.0	270,000

FOOTNOTES

(a)

As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	See the Under Construction pipeline for cost details of the total property.
(e)	Phased-in opening includes the total cost and square footage of the center, including the tenants that have opened in 2011.
(f)

Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(g)	Property was sold on May 10, 2011 and was 99% leased at time of sale.
(h)	The lease percentage represents occupancy as of November 30, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FOOTNOTES (continued)

(i)

The difference between the full consolidation cost amount (GAAP) of $461.1 million to the Company’s pro-rata share (a non-GAAP measure) of $702.4 million consists of a reduction to full consolidation for noncontrolling interest of $135.2 million of cost and the addition of its share of cost for unconsolidated investments of $376.5 million.

(j)

Phased in opening. Costs are representative of the total project cost, including 689 units opened as of October 31, 2011. As of October 31, 2011, $307.4 million of costs incurred at pro-rata consolidation and $194.3 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of October 31, 2011, projects under construction include $127.4 million of costs incurred at pro-rata consolidation and $80.6 million of mortgage debt at pro-rata consolidation. As of November 30, 2011, 550 leases have been signed since appointments with prospective residents began on February 18, 2011, representing 61% of the total 903 units after construction is complete.

(k)

The difference between the full consolidation cost amount (GAAP) of $1,938.2 million to the Company’s pro-rata share (a non-GAAP measure) of $1,337.2 million consists of a reduction to full consolidation for noncontrolling interest of $601.0 million of cost.

(l)	Includes 156,000 square feet of office space.
(m)	Updated lease commitments as of November 30, 2011.
(n)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.
(o)

Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which includes revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.

(p)	This is a fee development project. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.
(q)

As of October 31, 2011, $217.5 million of costs incurred at pro-rata consolidation and $124.3 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of October 31, 2011, projects under construction include $575.5 million of costs incurred at pro-rata consolidation and $328.9 million of mortgage debt at pro-rata consolidation.

(r)	Property opened on November 17, 2011.

Equity Requirements for Projects Under Construction (a)

as of October 31, 2011

	100%	Less Unconsolidated Investments at 100%	Full Consolidation (GAAP) (b)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP) (c)

	(dollars in millions)

Total Cost Under Construction	$1,938.2	$–	$1,938.2	$601.0	$–	$1,337.2
Total Loan Draws and Other Sources at Completion (d)	1,229.3	–	1,229.3	378.3	–	851.0

Net Equity at Completion	708.9	–	708.9	222.7	–	486.2

Net Costs Incurred to Date (e)	1,309.2	–	1,309.2	328.3	–	980.9
Loan Draws and Other Sources to Date (e)	649.8	–	649.8	105.6	–	544.2

Net Equity to Date (e)	659.4	–	659.4	222.7	–	436.7

% of Total Equity	93%		93%			90%

Remaining Costs	629.0	–	629.0	272.7	–	356.3
Remaining Loan Draws and Other Sources	579.5	–	579.5	272.7	–	306.8

Remaining Equity	$49.5	$–	$49.5	$–	$–	$49.5

% of Total Equity	7%		7%			10%

(a)	This schedule includes only the eight properties listed on the previous page. This does not include costs associated with phased-in units, operating property renovations and military housing.
(b)

Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(c)

Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(d)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.
(e)	Reflects activity through October 31, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Development

as of October 31, 2011

Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $755.9 million ($946.3 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $132.7 million ($176.8 million at full consolidation).

1)	Atlantic Yards - Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the art arena, the Barclays Center, which is designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. In addition, Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2)	LiveWork Las Vegas - Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5-acre parcel in downtown Las Vegas. At full build-out, the project will have a new 260,000-square-foot City Hall for Las Vegas and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas and is a fee-development project.

3)	The Yards - Washington, D.C.

The Yards is a 42-acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in Southeast D.C. The full development is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5-acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, remained under construction as of October 31, 2011 and subsequently opened in November 2011.

4)	The Science + Technology Park at Johns Hopkins - Baltimore, MD

The 31-acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000-square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. Development of a 492,000-square-foot garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park when it is completed in Q3-12. Construction of a second commercial building totaling 234,000-square-feet is expected to commence by the beginning of 2012. The new building, which will be developed on a fee basis, will be fully leased to the Department of Health & Mental Hygiene (DHMH) when it is expected to open in Q2-14.

5)	Colorado Science + Technology Park at Fitzsimons - Aurora, CO

The 184-acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates; build-to-suit office and research sites; and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700-acre Stapleton mixed-used development.

6)	Waterfront Station - Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.

7)	300 Massachusetts Avenue – Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Military Housing

as of October 31, 2011

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)

Military Housing - Recent Openings (2)
Navy, Hawaii Increment III	Honolulu, HI	2007-Q1-11	*	$0.0	$464.8	2,520
Marines, Hawaii Increment II	Honolulu, HI	2007-Q2-11	*	0.0	292.7	1,175

Total Recent Openings				$0.0	$757.5	3,695

Military Housing - Under Construction (9)
Pacific Northwest Communities	Seattle, WA	2007-2011	*	$0.0	$280.5	2,985
Navy Midwest	Chicago, IL	2006-2012	*	0.0	200.3	1,401
Midwest Millington	Memphis, TN	2008-2012	*	0.0	33.1	318
Air Force Academy	Colorado Springs, CO	2007-2013	50.0%	0.0	69.5	427
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	0.0	475.1	1,141

Air Force - Southern Group:
Keesler Air Force Base	Biloxi, MS	Q3-Q4/2011	0.0%	0.0	5.0	1,188
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	156.5	630
Joint Base Charleston	Charleston, SC	2011-2015	0.0%	0.0	72.0	345
Arnold Air Force Base	Tullahoma, TN	2011-2015	0.0%	0.0	10.1	22

Subtotal Air Force - Southern Group				$0.0	$243.6	2,185

Total Under Construction				$0.0	$1,302.1	8,457

* The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.

Commitment Executed

Air Force – Southern Group was awarded on August 30, 2010. This project is expected to include 2,185 end state units at four Air Force bases in Sumter, SC, Tullahoma, TN, Charleston, SC and Biloxi, MS. There are 330 financially excluded units that will not be encumbered by debt and which may be removed from the end state at the sole discretion of the Air Force. The financial closing of the project was executed on September 30, 2011 with property management and construction beginning on October 1, 2011.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees is $2,408,000 and $4,225,000 for the three and nine months ended October 31, 2011, respectively, and $1,818,000 and $5,137,000 for the three and nine months ended October 31, 2010, respectively.

Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees is $911,000 and $2,937,000 for the three and nine months ended October 31, 2011, respectively, and $1,694,000 and $4,754,000 recognized during the three and nine months ended October 31, 2010, respectively.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,905,000 and $9,552,000 during the three and nine months ended October 31, 2011, respectively, and $3,563,000 and $9,805,000 during the three and nine months ended October 31, 2010, respectively.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Development or Sale

as of October 31, 2011

The Land Development Group acquires and sells raw land and sells fully-entitled developed lots to residential, commercial, and industrial customers. The Land Development Group also owns and develops raw land into master-planned communities, mixed-use projects and other residential developments. Below is a summary of our large Land Development Group projects.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)

Stapleton - Denver, CO	197	127	1,358
Mesa del Sol - Albuquerque, NM	3,011	1,647	5,731
Central Station - Chicago, IL	30	30	–
Texas	2,782	1,538	–
North Carolina	1,222	998	788
Ohio	963	649	470
Arizona	661	486	–
Other	884	697	–

Total	9,750	6,172	8,347

(1)	Represent all acres currently owned including those used for roadways, open spaces and parks.
(2)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.
(3)

Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Stapleton - Denver, CO

Stapleton represents one of the nation’s largest urban redevelopments. At full build out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Mesa del Sol - Albuquerque, NM

Mesa del Sol is a 20-square mile, mixed-use community on the south mesa of Albuquerque, N.M., five minutes from the Albuquerque International Airport. Mesa del Sol’s master plan calls for mixed-use development that will include 1,400 acres for industrial/commercial and office development use, 4,400 acres for residential and supporting retail use, 3,200 acres for open space and parks and 800 acres for schools and universities.

Central Station - Chicago, IL

Located adjacent to the city’s Museum Campus, and just minutes from the heart of Chicago’s Loop, the 80-acre Central Station is a residential community with 3,727 residential units completed, of which 3,156 are occupied and 571 units are listed for sale, and another 4,000 units in development. Central Station, a 14 million-square-foot development, is being developed in partnership with The Fogelson Companies.

Forest City Enterprises, Inc. and Subsidiaries Supplemental Operating Information

Land Held for Development or Sale (continued)

as of October 31, 2011

Other Significant Land Holdings

Legacy Lakes - Aberdeen, NC

Legacy Lakes is a master-planned community located in the Pinehurst area. This community is surrounding the Nicklaus-designed Legacy Golf Course. Legacy Lakes is 406 acres and includes 718 residential lots. Of the 406 total acres, 265 are saleable acres and 19 acres have been sold to date.

Gladden Farms - Marana, AZ

Gladden Farms is a master-planned community that includes residential and commercial uses in a suburban area of northwest Tucson. This community includes parks, trails and a school in a rural setting. Gladden Farms is 1,350 acres and includes 4,142 residential lots and 223 acres of commercial space. As of October 31, 2011, 1,270 lots and 100 commercial acres have been sold. Of the 1,350 total acres, 868 are saleable acres and 409 acres have been sold to date.

Cotton Creek - Mooresville, NC

Cotton Creek is a master-planned community located in a northern suburb of Charlotte, NC. This community will feature a variety of attached and detached home sites, which will be sold to a mix of national and local builders. Cotton Creek is 534 acres. When completed the development is expected to produce approximately 1,100 residential lots.

Three Stones – Prosper, TX

Three Stones is a master-planned community of 2,031 acres located in the growth corridor north of Dallas in the town of Prosper. The community is fully entitled and the plan includes approximately 3,090 single family lots, 600 units of attached housing, over 600 acres of parks and open space and 250 acres for commercial/retail use. A variety of single family lot sizes will be offered, as well as a complete amenity center. The development of Phase 1 is expected to be completed in mid-2013.

San Antonio Portfolio – San Antonio, TX

Forest City owns four multi-phase communities and finished lots in three additional locations in the San Antonio area, predominantly on the west side. As of October 31, 2011, over 1,000 of the total 2,563 lots have been sold. The remaining portfolio is comprised of 330 finished lots and 1,112 undeveloped “paper” lots. Our San Antonio communities serve several different price ranges, and all lots are under option contract to one of seven different builders.

Tangerine Crossing - Tucson, AZ

Tangerine Crossing is a master-planned gated residential community with a major retail component on the exterior in a desirable region of the Tucson metropolitan area. This community includes open space, trails and recreation. Tangerine Crossing is 309 acres and includes 396 residential lots and a 25-acre retail center. As of October 31, 2011, 240 lots and the 25 commercial acres have been sold. Of the 309 total acres, 98 are saleable acres and 71 acres have been sold to date.

Timberlake – Oak Point (Dallas), TX

Timberlake is a planned community of approximately 250 acres located in Denton County, north of Dallas. Forest City entered into this project earlier in 2011 through the formation of a new partnership with Taylor Duncan Interests, Inc. with Forest City providing capital for financing and development. The project is zoned for over 800 single family lots, and development of Phase 1 is expected to begin in 2012.

Woodforest – Houston, TX

Woodforest, which is not included in the acres on the previous page, is an active, 3,000-acre master-planned community, located in southern Montgomery County, north of Houston. Forest City entered into this project last year through the formation of a new partnership with Johnson Development, with Forest City providing capital for financing and development. The project is zoned for 5,700 units and six active home builders are currently involved with model homes in place serving a wide range of prices. Over 200 home sales have occurred to date. The project is being developed adjacent to the 27-hole Woodforest Golf Club that opened in 2001 and has been rated one of the top courses in the state.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Debt for Projects under Construction and Development

We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of October 31, 2011, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$259,551	$84,145	$887	$176,293
Variable
Taxable	420,378	23,834	52,074	448,618
Tax-Exempt	–	–	30,469	30,469

Total outstanding on projects under construction and development (1)	$679,929	$107,979	$83,430	$655,380

Commitment
Fixed	$886,053	$402,896	$887	$484,044
Variable
Taxable	542,144	25,623	52,074	568,595
Tax-Exempt	–	–	30,469	30,469

Total commitment	$1,428,197	$428,519	$83,430	$1,083,108

(1)

Proceeds from outstanding debt of $14,022 and $19,275, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds at the beginning of construction must remain in escrow until costs are incurred.

Nonrecourse Debt

Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).

We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.

We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the nine months ended October 31, 2011, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)

Refinancings	$84,000	$830	$96,113	$179,283
Construction and development projects (1)	345,896	68,664	–	277,232
Loan extensions/additional fundings	425,311	67,223	427,928	786,016

	$855,207	$136,717	$524,041	$1,242,531

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)

As of October 31, 2011

	Period Ending January 31, 2012				Fiscal Year Ending January 31, 2013
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$136,496	$460	$52,906	$188,942	$315,041	$18,803	$62,754	$358,992
Weighted average rate	6.64%	5.33%	6.89%	6.71%	6.04%	6.99%	6.36%	6.04%
Variable:
Variable-rate debt	235,527	3,297	16,421	248,651	787,901	13,190	113,422	888,133
Weighted average rate	3.05%	8.00%	2.20%	2.93%	3.69%	8.22%	3.65%	3.61%
Tax-Exempt	262	26	3,316	3,552	239	24	–	215
Weighted average rate	1.51%	1.51%	1.43%	1.44%	1.64%	1.63%	–%	1.64%
Total variable-rate debt	235,789	3,323	19,737	252,203	788,140	13,214	113,422	888,348
Total Nonrecourse Debt	$372,285	$3,783	$72,643	$441,145	$1,103,181	$32,017	$176,176	$1,247,340
Weighted Average Rate	4.36%	7.63%	5.58%	4.54%	4.36%	7.49%	4.62%	4.31%

	Fiscal Year Ending January 31, 2014				Fiscal Year Ending January 31, 2015
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$598,811	$73,799	$141,205	$666,217	$288,726	$34,041	$241,292	$495,977
Weighted average rate	6.44%	9.89%	6.34%	6.04%	6.07%	5.94%	5.52%	5.81%
Variable:
Variable-rate debt	92,709	9,069	50,592	134,232	24,607	–	30,280	54,887
Weighted average rate	6.59%	8.63%	3.13%	5.15%	3.82%	–%	4.25%	4.06%
Tax-Exempt	91,055	26	53,040	144,069	272	27	–	245
Weighted average rate	2.63%	1.61%	2.92%	2.73%	1.64%	1.65%	–%	1.64%
Total variable-rate debt	183,764	9,095	103,632	278,301	24,879	27	30,280	55,132
Total Nonrecourse Debt	$782,575	$82,894	$244,837	$944,518	$313,605	$34,068	$271,572	$551,109
Weighted Average Rate	6.01%	9.75%	4.93%	5.41%	5.89%	5.93%	5.38%	5.63%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)

As of October 31, 2011

	Fiscal Year Ending January 31, 2016				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$343,639	$29,188	$121,193	$435,644	$1,604,861	$82,667	$826,461	$2,348,655
Weighted average rate	5.59%	5.84%	5.31%	5.49%	5.46%	5.42%	5.78%	5.58%
Variable:
Variable-rate debt	–	–	21,671	21,671	640,400	2,785	295,283	932,898
Weighted average rate	–%	–%	1.61%	1.61%	7.19%	3.25%	3.01%	5.87%
Tax-Exempt	290	29	–	261	332,536	5,302	269,217	596,451
Weighted average rate	1.64%	1.64%	–%	1.64%	1.07%	1.05%	1.93%	1.46%
Total variable-rate debt	290	29	21,671	21,932	972,936	8,087	564,500	1,529,349
Total Nonrecourse Debt	$343,929	$29,217	$142,864	$457,576	$2,577,797	$90,754	$1,390,961	$3,878,004
Weighted Average Rate	5.58%	5.83%	4.75%	5.31%	5.32%	5.10%	4.44%	5.01%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,287,574	$238,958	$1,445,811	$4,494,427
Weighted average rate	5.81%	7.05%	5.82%	5.75%
Variable:
Variable-rate debt	1,781,144	28,341	527,669	2,280,472
Weighted average rate	5.01%	7.84%	3.15%	4.55%
Tax-Exempt	424,654	5,434	325,573	744,793
Weighted average rate	1.40%	1.06%	2.09%	1.70%
Total variable-rate debt	2,205,798	33,775	853,242	3,025,265
Total Nonrecourse Debt	$5,493,372	$272,733	$2,299,053	$7,519,692
Weighted Average Rate	5.21%	7.01%	4.67%	4.98%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities

Investments in unconsolidated entities include investments in and advances to unconsolidated entities and cash distributions and losses in excess of investments in unconsolidated entities that the Company does not control and/or is not deemed to be the primary beneficiary, which are accounted for under the equity method of accounting.

The following is a reconciliation of members’ and partners’ equity to the Company’s carrying value:

	October 31, 2011	January 31, 2011

	(in thousands)

Members’ and partners’ equity, as below	$997,264	$587,164
Equity of other members and partners	832,134	616,640

Company’s investment in partnerships	165,130	(29,476)
Basis differences	113,681	76,634
Advances to and on behalf of affiliates	99,492	93,859

Total Investments in Unconsolidated Entities	$378,303	$141,017

Assets - Investments in and advances to unconsolidated entities	$663,474	$431,509
Liabilities - Cash distributions and losses in excess of investments in unconsolidated entities	(285,171)	(290,492)

Total Investments in Unconsolidated Entities	$378,303	$141,017

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	October 31, 2011	January 31, 2011	October 31, 2011	January 31, 2011

	(in thousands)
Balance Sheet:
Real Estate
Completed rental properties	$7,155,582	$5,514,041	$2,759,701	$1,923,813
Projects under construction and development	351,217	174,106	166,141	79,603
Land held for development or sale	226,477	272,930	92,957	115,607

Total Real Estate	7,733,276	5,961,077	3,018,799	2,119,023

Less accumulated depreciation	(1,224,318)	(944,968)	(544,304)	(424,331)

Real Estate, net	6,508,958	5,016,109	2,474,495	1,694,692

Cash and equivalents	144,173	109,246	62,581	48,583
Restricted cash - military housing bond funds	325,605	384,584	6,151	5,161
Other restricted cash and escrowed funds	307,370	206,778	113,792	73,729
Other assets	753,977	536,246	127,742	131,486
Operating property assets held for sale (1)	–	67,190	–	–

Total Assets	$8,040,083	$6,320,153	$2,784,761	$1,953,651

Mortgage debt and notes payable, nonrecourse	$6,533,871	$5,301,900	$2,299,053	$1,713,367
Other liabilities	508,948	369,871	192,515	124,908
Liabilities of operating property held for sale (1)	–	61,218	–	–
Members’ and partners’ equity	997,264	587,164	293,193	115,376

Total Liabilities and Members’ and Partners’ Equity	$8,040,083	$6,320,153	$2,784,761	$1,953,651

(1)	Represents assets and liabilities of Metropolitan Lofts, an unconsolidated apartment community in Los Angeles, California, which was disposed on February 1, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

	Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
Three Months Ended October 31,	2011	2010	2011	2010
	(in thousands)
Operations:
Revenues	$260,808	$218,500	$101,851	$83,098
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	–	–	(11,087)	239
Operating expenses	(130,799)	(112,983)	(46,626)	(36,568)
Interest expense including early extinguishment of debt	(80,043)	(67,945)	(24,336)	(19,863)
Depreciation and amortization	(48,693)	(41,806)	(18,829)	(13,871)
Interest and other income	3,541	4,190	262	525
Noncontrolling interest	–	–	38	14
Net earnings (loss) (pre-tax)	$4,814	$(44)	$1,273	$13,574

Discontinued operations:
Operating loss from rental properties	–	1,390	–	–
Gain on disposition of rental properties (2)	–	10,998	–	8,658
Discontinued operations subtotal	–	12,388	–	8,658
Net earnings (loss) (pre-tax)	$4,814	$12,344	$1,273	$22,232
Impairment of investment in unconsolidated entities (1)	(41,289)	(21,564)	(41,289)	(21,564)
Net earnings (loss) (pre-tax) from unconsolidated entities	$(36,475)	$(9,220)	$(40,016)	$668

	Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)
Nine Months Ended October 31,	2011	2010	2011	2010
	(in thousands)
Operations:
Revenues	$775,828	$675,177	$279,208	$250,799
Equity in earnings (loss) of unconsolidated entities on a pro-rata basis	–	–	(14,789)	(5,694)
Operating expenses	(425,585)	(378,785)	(129,347)	(130,011)
Interest expense including early extinguishment of debt	(240,334)	(197,938)	(74,981)	(58,981)
Impairment of real estate (1)	–	(1,457)	–	(743)
Depreciation and amortization	(144,344)	(122,383)	(49,881)	(39,535)
Interest and other income	11,068	11,515	647	1,219
Noncontrolling interest	–	–	228	(6,332)
Earnings (loss) from continuing operations	$(23,367)	$(13,871)	$11,085	$10,722
Discontinued operations:
Operating loss from rental properties	–	1,614	–	–
Gain on disposition of rental properties (2)	–	10,998	–	8,658
Discontinued operations subtotal	–	12,612	–	8,658
Net earnings (loss) (pre-tax)	(23,367)	(1,259)	11,085	19,380
Impairment of investment in unconsolidated entities (1)	(41,289)	(36,002)	(41,289)	(36,002)
Gain (loss) on disposition of equity method investments (2)	12,567	(830)	12,567	(830)
Net earnings (loss) (pre-tax) from unconsolidated entities	$(52,089)	$(38,091)	$(17,637)	$(17,452)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

(1)	The following tables show the detail of impairment of unconsolidated entities:

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)

		Three Months Ended October 31,
		2011	2010	2011	2010

		(in thousands)
Impairment of investments in unconsolidated entities:
Village at Gulfstream Park (Specialty Retail Center)	Hallandale Beach, Florida	$34,579	$–	$34,579	$–
Commercial land and development rights	Cleveland, Ohio	4,610	–	4,610	–
Mixed-Use Land Development:
Sterling Lakes	Pepper Pike, Ohio	1,700	–	1,700	–
Central Station:
Four Museum Park Properties	Chicago, Illinois	–	18,311	–	18,311
Mesa del Sol - Aperture Center (Office Building)	Albuquerque, New Mexico	–	2,733	–	2,733
Other		400	520	400	520

Total impairment of investments in unconsolidated entities		$41,289	$21,564	$41,289	$21,564

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)

		Nine Months Ended October 31,
		2011	2010	2011	2010

		(in thousands)
Impairment of real estate:
Old Stone Crossing at Caldwell Creek (Mixed-Use Land Development)	Charlotte, North Carolina	$–	$1,457	$–	$743

		$–	$1,457	$–	$743

Impairment of investments in unconsolidated entities:
Specialty Retail Center:
Village at Gulfstream Park	Hallandale Beach, Florida	$34,579	$–	$34,579	$–
Metreon	San Francisco, California	–	4,595	–	4,595
Commercial land and development rights	Cleveland, Ohio	4,610	–	4,610	–
Mixed-Use Land Development:
Sterling Lakes	Pepper Pike, Ohio	1,700	–	1,700	–
Central Station:
Four Museum Park Properties	Chicago, Illinois	–	18,311	–	18,311
Mercy Campus	Chicago, Illinois	–	1,817	–	1,817
Office Buildings:
818 Mission Street	San Francisco, California	–	4,018	–	4,018
Bulletin Building	San Francisco, California	–	3,543	–	3,543
Mesa del Sol - Aperture Center	Albuquerque, New Mexico	–	2,733	–	2,733
Other		400	985	400	985

Total impairment of investments in unconsolidated entities		$41,289	$36,002	$41,289	$36,002

Total impairment of unconsolidated entities		$41,289	$37,459	$41,289	$36,745

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Investments in Unconsolidated Entities (continued)

(2)

Upon disposition, investments accounted for on the equity method are not classified as discontinued operations; therefore, gains or losses on the disposition of these properties are reported in continuing operations. The following table shows the detail of gains and losses on disposition of unconsolidated entities:

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)

		Three Months Ended October 31,
		2011	2010	2011	2010

		(in thousands)
Gain (loss) on disposition of rental properties:
Woodbridge Crossing (Specialty Retail Centers)	Woodbridge, New Jersey	$–	$6,443	$–	$6,443
Pebble Creek (Apartment Communities)	Twinsburg, Ohio	–	4,555	–	2,215

Total loss on disposition of equity method investments		$–	$10,998	$–	$8,658

		Combined (100%) (GAAP)		Pro-Rata Share (Non-GAAP)

		Nine Months Ended October 31,
		2011	2010	2011	2010

		(in thousands)

Gain (loss) on disposition of rental properties:
Woodbridge Crossing (Specialty Retail Centers)	Woodbridge, New Jersey	$–	$6,443	$–	$6,443
Pebble Creek (Apartment Communities)	Twinsburg, Ohio	–	4,555	–	2,215

Total loss on disposition of equity method investments		$–	$10,998	$–	$8,658

Gain (loss) on disposition of equity method investments:
Apartment Communities:
Metropolitan Lofts	Los Angeles, California	9,964	–	9,964	–
Twin Lake Towers	Denver, Colorado	2,603	–	2,603	–
Specialty Retail Centers:
Coachella Plaza	Coachella, California	–	104	–	104
Southgate Mall	Yuma, Arizona	–	64	–	64
El Centro Mall	El Centro, California	–	48	–	48
Metreon	San Francisco, California	–	(1,046)	–	(1,046)

Gain (loss) on disposition of equity method investments		$12,567	$(830)	$12,567	$(830)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2011 (in thousands)

	Commercial Group 2011					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$184,575	$7,276	$58,090	$–	$235,389	$68,503	$5,677	$39,422	$–	$102,248
Exclude straight-line rent adjustment	(4,134)	–	–	–	(4,134)	(230)	–	–	–	(230)
Adjusted revenues	180,441	7,276	58,090	–	231,255	68,273	5,677	39,422	–	102,018
Add interest and other income	4,055	159	46	–	3,942	4,488	150	227	–	4,565
Add equity in earnings (loss) of unconsolidated entities, including impairment	(32,295)	–	32,295	–	–	2,583	38	(2,462)	–	83
Exclude impairment of unconsolidated real estate	39,189	–	(39,189)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	10,440	–	(10,440)	–	–	8,355	–	(8,355)	–	–
Adjusted total income	201,830	7,435	40,802	–	235,197	83,699	5,865	28,832	–	106,666
Operating expenses	100,498	4,433	23,644	–	119,709	46,856	4,919	19,824	–	61,761
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	351	–	–	–	351	224	–	–	–	224
Exclude straight-line rent adjustment	(1,096)	–	–	–	(1,096)	–	–	–	–	–
Exclude preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Adjusted operating expenses	99,168	4,433	23,644	–	118,379	47,080	4,919	19,824	–	61,985
Net operating income	102,662	3,002	17,158	–	116,818	36,619	946	9,008	–	44,681
Interest expense	40,868	1,295	17,107	–	56,680	10,015	298	9,008	–	18,725
(Gain) loss on early extinguishment of debt	(15,101)	(1,511)	51	–	(13,539)	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	3,218	3,218	–	–	–	648	648	–	–	–
Pre-Tax EBDT	73,677	–	–	–	73,677	25,956	–	–	–	25,956
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$73,677	$–	$–	$–	$73,677	$25,956	$–	$–	$–	$25,956
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$73,677	$–	$–	$–	$73,677	$25,956	$–	$–	$–	$25,956
Depreciation and amortization - Real Estate Groups	(50,402)	–	–	–	(50,402)	(20,861)	–	–	–	(20,861)
Amortization of mortgage procurement costs - Real Estate Groups	(2,999)	–	–	–	(2,999)	(995)	–	–	–	(995)
Straight-line rent adjustment	3,038	–	–	–	3,038	230	–	–	–	230
Preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	5,849	–	–	–	5,849	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(10,257)	–	(39,189)	–	(49,446)	–	–	–	–	–
Impairment of unconsolidated real estate	(39,189)	–	39,189	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(20,868)	$–	$–	$–	$(20,868)	$4,330	$–	$–	$–	$4,330

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2011 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$8,120	$612	$4,339	$–	$11,847	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Adjusted revenues	8,120	612	4,339	–	11,847	–	–	–	–	–
Add interest and other income	2,631	209	(11)	–	2,411	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	979	–	(866)	–	113	(11,283)	–	–	–	(11,283)
Exclude impairment of unconsolidated real estate	2,100	–	(2,100)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	34	–	(34)	–	–	–	–	–	–	–
Adjusted total income	13,864	821	1,328	–	14,371	(11,283)	–	–	–	(11,283)
Operating expenses	9,668	501	3,158	–	12,325	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	33	–	–	–	33	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	9,701	501	3,158	–	12,358	–	–	–	–	–
Net operating income	4,163	320	(1,830)	–	2,013	(11,283)	–	–	–	(11,283)
Interest expense	865	153	96	–	808	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	(1,926)	–	(1,926)	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	167	167	–	–	–	–	–	–	–	–
Pre-Tax EBDT	3,131	–	–	–	3,131	(11,283)	–	–	–	(11,283)
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$3,131	$–	$–	$–	$3,131	$(11,283)	$–	$–	$–	$(11,283)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$3,131	$–	$–	$–	$3,131	$(11,283)	$–	$–	$–	$(11,283)
Depreciation and amortization - Real Estate Groups	(41)	–	–	–	(41)	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(58)	–	–	–	(58)	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(450)	–	(2,100)	–	(2,550)	–	–	–	–	–
Impairment of unconsolidated real estate	(2,100)	–	2,100	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$482	$–	$–	$–	$482	$(11,283)	$–	$–	$–	$(11,283)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2011 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$261,198	$13,565	$101,851	$–	$349,484
Exclude straight-line rent adjustment	–	–	–	–	–	(4,364)	–	–	–	(4,364)
Adjusted revenues	–	–	–	–	–	256,834	13,565	101,851	–	345,120
Add interest and other income	120	–	–	–	120	11,294	518	262	–	11,038
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(40,016)	38	28,967	–	(11,087)
Exclude impairment of unconsolidated real estate	–	–	–	–	–	41,289	–	(41,289)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	18,829	–	(18,829)	–	–
Adjusted total income	120	–	–	–	120	288,230	14,121	70,962	–	345,071
Operating expenses	12,133	–	–	–	12,133	169,155	9,853	46,626	–	205,928
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	404	–	–	–	404	1,012	–	–	–	1,012
Exclude straight-line rent adjustment	–	–	–	–	–	(1,096)	–	–	–	(1,096)
Exclude preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Adjusted operating expenses	12,537	–	–	–	12,537	168,486	9,853	46,626	–	205,259
Net operating income	(12,417)	–	–	–	(12,417)	119,744	4,268	24,336	–	139,812
Interest expense	15,487	–	–	–	15,487	67,235	1,746	26,211	–	91,700
(Gain) loss on early extinguishment of debt	–	–	–	–	–	(15,101)	(1,511)	(1,875)	–	(15,465)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	4,033	4,033	–	–	–
Pre-Tax EBDT	(27,904)	–	–	–	(27,904)	63,577	–	–	–	63,577
Income tax expense (benefit)	(13,900)	–	–	–	(13,900)	(13,900)	–	–	–	(13,900)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(14,004)	$–	$–	$–	$(14,004)	$77,477	$–	$–	$–	$77,477
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(14,004)	$–	$–	$–	$(14,004)	$77,477	$–	$–	$–	$77,477
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(71,304)	–	–	–	(71,304)
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(4,052)	–	–	–	(4,052)
Straight-line rent adjustment	–	–	–	–	–	3,268	–	–	–	3,268
Preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	5,849	–	–	–	5,849
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(10,707)	–	(41,289)	–	(51,996)
Impairment of unconsolidated real estate	–	–	–	–	–	(41,289)	–	41,289	–	–
Tax (expense) benefit:
Deferred taxes	3,328	–	–	–	3,328	3,328	–	–	–	3,328
Gain (loss) on disposition of rental properties and partial interest in rental properties	(10)	–	–	–	(10)	(10)	–	–	–	(10)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(10,686)	$–	$–	$–	$(10,686)	$(38,025)	$–	$–	$–	$(38,025)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(14,536)	$–	$–	$–	$(14,536)	$(41,875)	$–	$–	$–	$(41,875)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2011 (in thousands)

	Commercial Group 2011					Residential Group 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$619,223	$26,792	$158,589	$6,593	$757,613	$179,532	$9,979	$111,763	$–	$281,316
Exclude straight-line rent adjustment	(5,534)	–	–	(571)	(6,105)	(292)	–	–	–	(292)
Adjusted revenues	613,689	26,792	158,589	6,022	751,508	179,240	9,979	111,763	–	281,024
Add interest and other income	18,510	(179)	115	–	18,804	15,362	441	599	–	15,520
Add equity in earnings (loss) of unconsolidated entities, including impairment	(25,528)	–	25,528	–	–	21,229	228	(20,715)	–	286
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude impairment of unconsolidated real estate	39,189	–	(39,189)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	29,503	–	(29,503)	–	–	20,185	–	(20,185)	–	–
Adjusted total income	675,363	26,613	115,540	6,022	770,312	223,449	10,648	84,029	–	296,830
Operating expenses	302,798	15,914	67,992	2,944	357,820	123,392	7,722	54,968	–	170,638
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	740	–	–	–	740	467	–	–	–	467
Exclude straight-line rent adjustment	(3,465)	–	–	–	(3,465)	63	–	–	–	63
Exclude preference payment	(1,756)	–	–	–	(1,756)	–	–	–	–	–
Adjusted operating expenses	298,317	15,914	67,992	2,944	353,339	123,922	7,722	54,968	–	171,168
Net operating income	377,046	10,699	47,548	3,078	416,973	99,527	2,926	29,061	–	125,662
Interest expense	128,285	7,398	47,478	712	169,077	25,269	1,381	26,725	–	50,613
(Gain) loss on early extinguishment of debt	(20,134)	(1,507)	70	–	(18,557)	–	–	2,336	–	2,336
Noncontrolling interest in earnings before depreciation and amortization	4,808	4,808	–	–	–	1,545	1,545	–	–	–
Add: Pre-Tax EBDT from discontinued operations	2,366	–	–	(2,366)	–	–	–	–	–	–
Pre-Tax EBDT	266,453	–	–	–	266,453	72,713	–	–	–	72,713
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$266,453	$–	$–	$–	$266,453	$72,713	$–	$–	$–	$72,713
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$266,453	$–	$–	$–	$266,453	$72,713	$–	$–	$–	$72,713
Depreciation and amortization - Real Estate Groups	(149,476)	–	–	(1,030)	(150,506)	(58,362)	–	–	–	(58,362)
Amortization of mortgage procurement costs - Real Estate Groups	(7,841)	–	–	(333)	(8,174)	(2,721)	–	–	–	(2,721)
Straight-line rent adjustment	2,069	–	–	571	2,640	355	–	–	–	355
Preference payment	(1,756)	–	–	–	(1,756)	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	15,410	–	–	39,937	55,347	–	–	12,567	–	12,567
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	(13,692)	–	(39,189)	–	(52,881)	(235)	–	–	–	(235)
Impairment of unconsolidated real estate	(39,189)	–	39,189	–	–	–	–	–	–	–
Discontinued operations:
Depreciation and amortization - Real Estate Groups	(1,030)	–	–	1,030	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(333)	–	–	333	–	–	–	–	–	–
Straight-line rent adjustment	571	–	–	(571)	–	–	–	–	–	–
Gain on disposition of rental properties	39,937	–	–	(39,937)	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$111,123	$–	$–	$–	$111,123	$24,317	$–	$–	$–	$24,317

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2011 (in thousands) (continued)

	Land Development Group 2011					The Nets 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$24,072	$1,662	$8,856	$–	$31,266	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Adjusted revenues	24,072	1,662	8,856	–	31,266	–	–	–	–	–
Add interest and other income	8,025	650	(67)	–	7,308	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	1,631	–	(1,737)	–	(106)	(14,969)	–	–	–	(14,969)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	2,100	–	(2,100)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	193	–	(193)	–	–	–	–	–	–	–
Adjusted total income	36,021	2,312	4,759	–	38,468	(14,969)	–	–	–	(14,969)
Operating expenses	29,086	1,558	6,387	–	33,915	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	80	–	–	–	80	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	29,166	1,558	6,387	–	33,995	–	–	–	–	–
Net operating income	6,855	754	(1,628)	–	4,473	(14,969)	–	–	–	(14,969)
Interest expense	2,465	387	298	–	2,376	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	(1,926)	–	(1,926)	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	367	367	–	–	–	–	–	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	4,023	–	–	–	4,023	(14,969)	–	–	–	(14,969)
Income tax expense (benefit)	–	–	–	–	–	–	–	–	–	–
Earnings before depreciation, amortization and deferred taxes (EBDT)	$4,023	$–	$–	$–	$4,023	$(14,969)	$–	$–	$–	$(14,969)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$4,023	$–	$–	$–	$4,023	$(14,969)	$–	$–	$–	$(14,969)
Depreciation and amortization - Real Estate Groups	(194)	–	–	–	(194)	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(204)	–	–	–	(204)	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	–	–	–	–	–
Gain on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(1,850)	–	(2,100)	–	(3,950)	–	–	–	–	–
Impairment of unconsolidated real estate	(2,100)	–	2,100	–	–	–	–	–	–	–
Discontinued operations:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(325)	$–	$–	$–	$(325)	$(14,969)	$–	$–	$–	$(14,969)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2011 (in thousands) (continued)

	Corporate Activities 2011					Total 2011
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$822,827	$38,433	$279,208	$6,593	$1,070,195
Exclude straight-line rent adjustment	–	–	–	–	–	(5,826)	–	–	(571)	(6,397)
Adjusted revenues	–	–	–	–	–	817,001	38,433	279,208	6,022	1,063,798
Add interest and other income	219	–	–	–	219	42,116	912	647	–	41,851
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(17,637)	228	3,076	–	(14,789)
Exclude gain on disposition of unconsolidated entities	–	–	–	–	–	(12,567)	–	12,567	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	41,289	–	(41,289)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	49,881	–	(49,881)	–	–
Adjusted total income	219	–	–	–	219	920,083	39,573	204,328	6,022	1,090,860
Operating expenses	36,558	–	–	–	36,558	491,834	25,194	129,347	2,944	598,931
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,113	–	–	–	1,113	2,400	–	–	–	2,400
Exclude straight-line rent adjustment	–	–	–	–	–	(3,402)	–	–	–	(3,402)
Exclude preference payment	–	–	–	–	–	(1,756)	–	–	–	(1,756)
Adjusted operating expenses	37,671	–	–	–	37,671	489,076	25,194	129,347	2,944	596,173
Net operating income	(37,452)	–	–	–	(37,452)	431,007	14,379	74,981	3,078	494,687
Interest expense	42,195	–	–	–	42,195	198,214	9,166	74,501	712	264,261
(Gain) loss on early extinguishment of debt	10,800	–	–	–	10,800	(9,334)	(1,507)	480	–	(7,347)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	6,720	6,720	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	2,366	–	–	(2,366)	–
Pre-Tax EBDT	(90,447)	–	–	–	(90,447)	237,773	–	–	–	237,773
Income tax expense (benefit)	(37,786)	–	–	–	(37,786)	(37,786)	–	–	–	(37,786)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(52,661)	$–	$–	$–	$(52,661)	$275,559	$–	$–	$–	$275,559
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(52,661)	$–	$–	$–	$(52,661)	$275,559	$–	$–	$–	$275,559
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(208,032)	–	–	(1,030)	(209,062)
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(10,766)	–	–	(333)	(11,099)
Straight-line rent adjustment	–	–	–	–	–	2,424	–	–	571	2,995
Preference payment	–	–	–	–	–	(1,756)	–	–	–	(1,756)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	–	–	–	–	–	15,410	–	12,567	39,937	67,914
Gain on disposition of unconsolidated entities	–	–	–	–	–	12,567	–	(12,567)	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(15,777)	–	(41,289)	–	(57,066)
Impairment of unconsolidated real estate	–	–	–	–	–	(41,289)	–	41,289	–	–
Discontinued operations:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(1,030)	–	–	1,030	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(333)	–	–	333	–
Straight-line rent adjustment	–	–	–	–	–	571	–	–	(571)	–
Gain on disposition of rental properties	–	–	–	–	–	39,937	–	–	(39,937)	–
Tax (expense) benefit:
Deferred taxes	(7,838)	–	–	–	(7,838)	(7,838)	–	–	–	(7,838)
Gain (loss) on disposition of rental properties and partial interest in rental properties	(41,971)	–	–	–	(41,971)	(41,971)	–	–	–	(41,971)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(102,470)	$–	$–	$–	$(102,470)	$17,676	$–	$–	$–	$17,676
Preferred dividends	(11,550)	–	–	–	(11,550)	(11,550)	–	–	–	(11,550)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(114,020)	$–	$–	$–	$(114,020)	$6,126	$–	$–	$–	$6,126

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2010 (in thousands) (continued)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$227,252	$11,912	$42,053	$12,055	$269,448	$52,706	$923	$39,020	$–	$90,803
Exclude straight-line rent adjustment	(3,637)	–	–	(497)	(4,134)	39	–	–	–	39
Adjusted revenues	223,615	11,912	42,053	11,558	265,314	52,745	923	39,020	–	90,842
Add interest and other income	3,229	645	209	1	2,794	6,006	158	304	–	6,152
Add equity in earnings (loss) of unconsolidated entities, including impairment	9,984	–	(9,985)	–	(1)	9,870	14	(9,719)	–	137
Exclude gain (loss) on disposition of unconsolidated entities	(6,443)	–	6,443	–	–	(2,215)	–	2,215	–	–
Exclude impairment of unconsolidated real estate	2,733	–	(2,733)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	8,094	–	(8,094)	–	–	5,741	–	(5,741)	–	–
Adjusted total income	241,212	12,557	27,893	11,559	268,107	72,147	1,095	26,079	–	97,131
Operating expenses	110,509	6,950	16,775	6,141	126,475	33,681	322	17,685	–	51,044
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	416	–	–	–	416	248	–	–	–	248
Exclude straight-line rent adjustment	(1,429)	–	–	–	(1,429)	2	–	–	–	2
Exclude preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Adjusted operating expenses	108,911	6,950	16,775	6,141	124,877	33,931	322	17,685	–	51,294
Net operating income	132,301	5,607	11,118	5,418	143,230	38,216	773	8,394	–	45,837
Interest expense	56,191	4,263	11,118	2,151	65,197	3,295	192	8,369	–	11,472
(Gain) loss on early extinguishment of debt	–	–	–	–	–	(2,460)	(247)	25	–	(2,188)
Noncontrolling interest in earnings before depreciation and amortization	1,344	1,344	–	–	–	828	828	–	–	–
Add: Pre-Tax EBDT from discontinued operations	3,267	–	–	(3,267)	–	–	–	–	–	–
Pre-Tax EBDT	78,033	–	–	–	78,033	36,553	–	–	–	36,553
Income tax expense (benefit)	4,993	–	–	–	4,993	1,875	–	–	–	1,875
Earnings before depreciation, amortization and deferred taxes (EBDT)	$73,040	$–	$–	$–	$73,040	$34,678	$–	$–	$–	$34,678
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$73,040	$–	$–	$–	$73,040	$34,678	$–	$–	$–	$34,678
Depreciation and amortization - Real Estate Groups	(50,678)	–	–	(1,943)	(52,621)	(20,251)	–	–	–	(20,251)
Amortization of mortgage procurement costs - Real Estate Groups	(2,982)	–	–	(284)	(3,266)	(716)	–	–	–	(716)
Deferred taxes - Real Estate Groups	(3,305)	–	–	(760)	(4,065)	(4,730)	–	–	–	(4,730)
Straight-line rent adjustment	2,208	–	–	497	2,705	(37)	–	–	–	(37)
Preference payment	(585)	–	–	–	(585)	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	(1,497)	–	3,943	(758)	1,688	352	–	1,356	–	1,708
Gain (loss) on disposition of unconsolidated entities, net of tax	3,943	–	(3,943)	–	–	1,356	–	(1,356)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(2,213)	–	(1,674)	(20,931)	(24,818)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(1,674)	–	1,674	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	(1,943)	–	–	1,943	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(284)	–	–	284	–	–	–	–	–	–
Deferred taxes - Real Estate Groups	(760)	–	–	760	–	–	–	–	–	–
Straight-line rent adjustment	497	–	–	(497)	–	–	–	–	–	–
Gain on disposition of rental properties	(758)	–	–	758	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	(20,931)	–	–	20,931	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(7,922)	$–	$–	$–	$(7,922)	$10,652	$–	$–	$–	$10,652

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2010 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$7,088	$444	$2,025	$–	$8,669	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	1	–	–	–	1	–	–	–	–	–
Adjusted revenues	7,089	444	2,025	–	8,670	–	–	–	–	–
Add interest and other income	2,521	189	12	–	2,344	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	(18,771)	–	19,289	–	518	(415)	–	–	–	(415)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	18,831	–	(18,831)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	36	–	(36)	–	–	–	–	–	–	–
Adjusted total income	9,706	633	2,459	–	11,532	(415)	–	–	–	(415)
Operating expenses	9,003	491	2,108	–	10,620	–	–	–	–	–
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	40	–	–	–	40	–	–	–	–	–
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	9,043	491	2,108	–	10,660	–	–	–	–	–
Net operating income	663	142	351	–	872	(415)	–	–	–	(415)
Interest expense	845	71	351	–	1,125	–	–	–	–	–
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	71	71	–	–	–	–	–	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	(253)	–	–	–	(253)	(415)	–	–	–	(415)
Income tax expense (benefit)	(694)	–	–	–	(694)	183	–	–	–	183
Earnings before depreciation, amortization and deferred taxes (EBDT)	$441	$–	$–	$–	$441	$(598)	$–	$–	$–	$(598)
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$441	$–	$–	$–	$441	$(598)	$–	$–	$–	$(598)
Depreciation and amortization - Real Estate Groups	(48)	–	–	–	(48)	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(47)	–	–	–	(47)	–	–	–	–	–
Deferred taxes - Real Estate Groups	(607)	–	–	–	(607)	–	–	–	–	–
Straight-line rent adjustment	(1)	–	–	–	(1)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(344)	–	(11,527)	–	(11,871)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(11,527)	–	11,527	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(12,133)	$–	$–	$–	$(12,133)	$(598)	$–	$–	$–	$(598)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Three Months Ended October 31, 2010 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$287,046	$13,279	$83,098	$12,055	$368,920
Exclude straight-line rent adjustment	–	–	–	–	–	(3,597)	–	–	(497)	(4,094)
Adjusted revenues	–	–	–	–	–	283,449	13,279	83,098	11,558	364,826
Add interest and other income	163	–	–	–	163	11,919	992	525	1	11,453
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	668	14	(415)	–	239
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	(8,658)	–	8,658	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	21,564	–	(21,564)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	13,871	–	(13,871)	–	–
Adjusted total income	163	–	–	–	163	322,813	14,285	56,431	11,559	376,518
Operating expenses	8,889	–	–	–	8,889	162,082	7,763	36,568	6,141	197,028
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	480	–	–	–	480	1,184	–	–	–	1,184
Exclude straight-line rent adjustment	–	–	–	–	–	(1,427)	–	–	–	(1,427)
Exclude preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Adjusted operating expenses	9,369	–	–	–	9,369	161,254	7,763	36,568	6,141	196,200
Net operating income	(9,206)	–	–	–	(9,206)	161,559	6,522	19,863	5,418	180,318
Interest expense	15,509	–	–	–	15,509	75,840	4,526	19,838	2,151	93,303
(Gain) loss on early extinguishment of debt	–	–	–	–	–	(2,460)	(247)	25	–	(2,188)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	2,243	2,243	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	3,267	–	–	(3,267)	–
Pre-Tax EBDT	(24,715)	–	–	–	(24,715)	89,203	–	–	–	89,203
Income tax expense (benefit)	(7,853)	–	–	–	(7,853)	(1,496)	–	–	–	(1,496)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(16,862)	$–	$–	$–	$(16,862)	$90,699	$–	$–	$–	$90,699
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(16,862)	$–	$–	$–	$(16,862)	$90,699	$–	$–	$–	$90,699
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(70,977)	–	–	(1,943)	(72,920)
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(3,745)	–	–	(284)	(4,029)
Deferred taxes - Real Estate Groups	(19,928)	–	–	–	(19,928)	(28,570)	–	–	(760)	(29,330)
Straight-line rent adjustment	–	–	–	–	–	2,170	–	–	497	2,667
Preference payment	–	–	–	–	–	(585)	–	–	–	(585)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	(1,145)	–	5,299	(758)	3,396
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	5,299	–	(5,299)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	(2,557)	–	(13,201)	(20,931)	(36,689)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(13,201)	–	13,201	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(1,943)	–	–	1,943	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(284)	–	–	284	–
Deferred taxes - Real Estate Groups	–	–	–	–	–	(760)	–	–	760	–
Straight-line rent adjustment	–	–	–	–	–	497	–	–	(497)	–
Gain on disposition of rental properties	–	–	–	–	–	(758)	–	–	758	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(20,931)	–	–	20,931	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(36,790)	$–	$–	$–	$(36,790)	$(46,791)	$–	$–	$–	$(46,791)
Preferred dividends	(3,850)	–	–	–	(3,850)	(3,850)	–	–	–	(3,850)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(40,640)	$–	$–	$–	$(40,640)	$(50,641)	$–	$–	$–	$(50,641)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2010 (in thousands)

	Commercial Group 2010					Residential Group 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$672,597	$36,053	$117,890	$33,529	$787,963	$157,888	$2,701	$110,684	$2,506	$268,377
Exclude straight-line rent adjustment	(12,439)	–	–	(1,168)	(13,607)	(731)	–	–	–	(731)
Adjusted revenues	660,158	36,053	117,890	32,361	774,356	157,157	2,701	110,684	2,506	267,646
Add interest and other income	13,438	1,060	318	3	12,699	14,243	400	834	4	14,681
Add gain on disposition of partial interests in other investment - Nets	–	–	–	–	–	–	–	–	–	–
Add equity in earnings (loss) of unconsolidated entities, including impairment	3,245	–	(3,245)	–	–	16,532	(89)	(16,067)	–	554
Exclude gain (loss) on disposition of unconsolidated entities	(5,613)	–	5,613	–	–	(2,215)	–	2,215	–	–
Exclude impairment of unconsolidated real estate	14,889	–	(14,889)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	20,619	–	(20,619)	–	–	17,787	–	(17,787)	–	–
Adjusted total income	706,736	37,113	85,068	32,364	787,055	203,504	3,012	79,879	2,510	282,881
Operating expenses	331,694	20,919	52,441	17,684	380,900	98,833	1,076	54,874	1,610	154,241
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,355	–	–	–	1,355	1,098	–	–	–	1,098
Exclude straight-line rent adjustment	(4,090)	–	–	–	(4,090)	4	–	–	–	4
Exclude preference payment	(1,756)	–	–	–	(1,756)	–	–	–	–	–
Adjusted operating expenses	327,203	20,919	52,441	17,684	376,409	99,935	1,076	54,874	1,610	155,343
Net operating income	379,533	16,194	32,627	14,680	410,646	103,569	1,936	25,005	900	127,538
Interest expense	174,269	12,867	32,627	6,078	200,107	17,318	646	24,980	118	41,770
(Gain) loss on early extinguishment of debt	–	–	–	–	–	(2,460)	(247)	25	–	(2,188)
Noncontrolling interest in earnings before depreciation and amortization	3,327	3,327	–	–	–	1,537	1,537	–	–	–
Add: Pre-Tax EBDT from discontinued operations	8,602	–	–	(8,602)	–	782	–	–	(782)	–
Pre-Tax EBDT	210,539	–	–	–	210,539	87,956	–	–	–	87,956
Income tax expense (benefit)	4,398	–	–	–	4,398	499	–	–	–	499
Earnings before depreciation, amortization and deferred taxes (EBDT)	$206,141	$–	$–	$–	$206,141	$87,457	$–	$–	$–	$87,457
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$206,141	$–	$–	$–	$206,141	$87,457	$–	$–	$–	$87,457
Depreciation and amortization - Real Estate Groups	(150,006)	–	–	(6,083)	(156,089)	(55,736)	–	–	(636)	(56,372)
Amortization of mortgage procurement costs - Real Estate Groups	(7,889)	–	–	(752)	(8,641)	(1,859)	–	–	(13)	(1,872)
Deferred taxes - Real Estate Groups	(16,274)	–	–	(964)	(17,238)	(11,343)	–	–	(400)	(11,743)
Straight-line rent adjustment	8,349	–	–	1,168	9,517	735	–	–	–	735
Preference payment	(1,756)	–	–	–	(1,756)	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	106,118	–	3,436	(758)	108,796	18,083	–	1,356	1,099	20,538
Gain (loss) on disposition of unconsolidated entities, net of tax	3,436	–	(3,436)	–	–	1,356	–	(1,356)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(2,213)	–	(9,115)	(48,731)	(60,059)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(9,115)	–	9,115	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	(6,083)	–	–	6,083	–	(636)	–	–	636	–
Amortization of mortgage procurement costs - Real Estate Groups	(752)	–	–	752	–	(13)	–	–	13	–
Deferred taxes - Real Estate Groups	(964)	–	–	964	–	(400)	–	–	400	–
Straight-line rent adjustment	1,168	–	–	(1,168)	–	–	–	–	–	–
Gain on disposition of rental properties	(758)	–	–	758	–	1,099	–	–	(1,099)	–
Impairment of consolidated and unconsolidated real estate	(48,731)	–	–	48,731	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$80,671	$–	$–	$–	$80,671	$38,743	$–	$–	$–	$38,743

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2010 (in thousands) (continued)

	Land Development Group 2010					The Nets 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$19,564	$1,193	$8,159	$–	$26,530	$–	$–	$–	$–	$–
Exclude straight-line rent adjustment	5	–	–	–	5	–	–	–	–	–
Adjusted revenues	19,569	1,193	8,159	–	26,535	–	–	–	–	–
Add interest and other income	6,946	564	96	–	6,478	–	–	14,037	–	14,037
Add gain on disposition of partial interests in other investment - Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	(19,223)	–	20,531	–	1,308	(18,006)	(6,243)	4,207	–	(7,556)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	–	–	–	–	–
Exclude impairment of unconsolidated real estate	21,856	–	(21,856)	–	–	–	–	–	–	–
Exclude depreciation and amortization of unconsolidated entities	182	–	(182)	–	–	–	–	–	–	–
Adjusted total income	29,330	1,757	6,748	–	34,321	37,106	17,432	18,244	–	37,918
Operating expenses	26,874	1,409	6,545	–	32,010	–	–	16,151	–	16,151
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	119	–	–	–	119	–	–	947	–	947
Exclude straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Exclude preference payment	–	–	–	–	–	–	–	–	–	–
Adjusted operating expenses	26,993	1,409	6,545	–	32,129	–	–	17,098	–	17,098
Net operating income	2,337	348	203	–	2,192	37,106	17,432	1,146	–	20,820
Interest expense	2,178	214	203	–	2,167	–	–	1,146	–	1,146
(Gain) loss on early extinguishment of debt	–	–	–	–	–	–	–	–	–	–
Noncontrolling interest in earnings before depreciation and amortization	134	134	–	–	–	17,432	17,432	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	–	–	–	–	–
Pre-Tax EBDT	25	–	–	–	25	19,674	–	–	–	19,674
Income tax expense (benefit)	(982)	–	–	–	(982)	8,900	–	–	–	8,900
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,007	$–	$–	$–	$1,007	$10,774	$–	$–	$–	$10,774
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,007	$–	$–	$–	$1,007	$10,774	$–	$–	$–	$10,774
Depreciation and amortization - Real Estate Groups	(202)	–	–	–	(202)	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	(211)	–	–	–	(211)	–	–	–	–	–
Deferred taxes - Real Estate Groups	(827)	–	–	–	(827)	–	–	–	–	–
Straight-line rent adjustment	(5)	–	–	–	(5)	–	–	–	–	–
Preference payment	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	–	–	–	–	–
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	(1,016)	–	(13,380)	–	(14,396)	–	–	–	–	–
Impairment of unconsolidated real estate, net of tax	(13,380)	–	13,380	–	–	–	–	–	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Deferred taxes - Real Estate Groups	–	–	–	–	–	–	–	–	–	–
Straight-line rent adjustment	–	–	–	–	–	–	–	–	–	–
Gain on disposition of rental properties	–	–	–	–	–	–	–	–	–	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	–	–	–	–	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(14,634)	$–	$–	$–	$(14,634)	$10,774	$–	$–	$–	$10,774

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) – Nine Months Ended October 31, 2010 (in thousands) (continued)

	Corporate Activities 2010					Total 2010
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Revenues from real estate operations	$–	$–	$–	$–	$–	$850,049	$39,947	$236,733	$36,035	$1,082,870
Exclude straight-line rent adjustment	–	–	–	–	–	(13,165)	–	–	(1,168)	(14,333)
Adjusted revenues	–	–	–	–	–	836,884	39,947	236,733	34,867	1,068,537
Add interest and other income	337	–	–	–	337	34,964	2,024	15,285	7	48,232
Add gain on disposition of partial interests in other investment - Nets	–	–	–	–	–	55,112	23,675	–	–	31,437
Add equity in earnings (loss) of unconsolidated entities, including impairment	–	–	–	–	–	(17,452)	(6,332)	5,426	–	(5,694)
Exclude gain (loss) on disposition of unconsolidated entities	–	–	–	–	–	(7,828)	–	7,828	–	–
Exclude impairment of unconsolidated real estate	–	–	–	–	–	36,745	–	(36,745)	–	–
Exclude depreciation and amortization of unconsolidated entities	–	–	–	–	–	38,588	–	(38,588)	–	–
Adjusted total income	337	–	–	–	337	977,013	59,314	189,939	34,874	1,142,512
Operating expenses	29,325	–	–	–	29,325	486,726	23,404	130,011	19,294	612,627
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,365	–	–	–	1,365	3,937	–	947	–	4,884
Exclude straight-line rent adjustment	–	–	–	–	–	(4,086)	–	–	–	(4,086)
Exclude preference payment	–	–	–	–	–	(1,756)	–	–	–	(1,756)
Adjusted operating expenses	30,690	–	–	–	30,690	484,821	23,404	130,958	19,294	611,669
Net operating income	(30,353)	–	–	–	(30,353)	492,192	35,910	58,981	15,580	530,843
Interest expense	48,052	–	–	–	48,052	241,817	13,727	58,956	6,196	293,242
(Gain) loss on early extinguishment of debt	(8,193)	–	–	–	(8,193)	(10,653)	(247)	25	–	(10,381)
Noncontrolling interest in earnings before depreciation and amortization	–	–	–	–	–	22,430	22,430	–	–	–
Add: Pre-Tax EBDT from discontinued operations	–	–	–	–	–	9,384	–	–	(9,384)	–
Pre-Tax EBDT	(70,212)	–	–	–	(70,212)	247,982	–	–	–	247,982
Income tax expense (benefit)	(31,559)	–	–	–	(31,559)	(18,744)	–	–	–	(18,744)
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,653)	$–	$–	$–	$(38,653)	$266,726	$–	$–	$–	$266,726
Reconciliation to net earnings:
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(38,653)	$–	$–	$–	$(38,653)	$266,726	$–	$–	$–	$266,726
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(205,944)	–	–	(6,719)	(212,663)
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(9,959)	–	–	(765)	(10,724)
Deferred taxes - Real Estate Groups	(16,408)	–	–	–	(16,408)	(44,852)	–	–	(1,364)	(46,216)
Straight-line rent adjustment	–	–	–	–	–	9,079	–	–	1,168	10,247
Preference payment	–	–	–	–	–	(1,756)	–	–	–	(1,756)
Gain (loss) on disposition of rental properties and partial interests in rental properties, net of tax	–	–	–	–	–	124,201	–	4,792	341	129,334
Gain (loss) on disposition of unconsolidated entities, net of tax	–	–	–	–	–	4,792	–	(4,792)	–	–
Impairment of consolidated and unconsolidated real estate, net of tax	–	–	–	–	–	(3,229)	–	(22,495)	(48,731)	(74,455)
Impairment of unconsolidated real estate, net of tax	–	–	–	–	–	(22,495)	–	22,495	–	–
Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	–	–	–	–	–	(6,719)	–	–	6,719	–
Amortization of mortgage procurement costs - Real Estate Groups	–	–	–	–	–	(765)	–	–	765	–
Deferred taxes - Real Estate Groups	–	–	–	–	–	(1,364)	–	–	1,364	–
Straight-line rent adjustment	–	–	–	–	–	1,168	–	–	(1,168)	–
Gain on disposition of rental properties	–	–	–	–	–	341	–	–	(341)	–
Impairment of consolidated and unconsolidated real estate	–	–	–	–	–	(48,731)	–	–	48,731	–
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(55,061)	$–	$–	$–	$(55,061)	$60,493	$–	$–	$–	$60,493
Preferred dividends	(7,957)	–	–	–	(7,957)	(7,957)	–	–	–	(7,957)
Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(63,018)	$–	$–	$–	$(63,018)	$52,536	$–	$–	$–	$52,536